SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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World Fuel Services Corporation

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WORLD FUEL SERVICES CORPORATION

9800 Northwest 41st Street, Suite 400

Miami, Florida 33178

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 20, 2006

Notice is hereby given that the annual meeting of shareholders of WORLD FUEL SERVICES CORPORATION will be held on June 20, 2006, at 11:30 a.m., local time, at our offices, 9800 Northwest 41st Street, Suite 400, Miami, Florida 33178, for the following purposes:

1.	To elect nine (9) Directors.

2.	To approve and adopt the World Fuel Services Corporation 2006 Omnibus Plan.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accountants for the 2006 fiscal year.

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

These matters are more fully discussed in the accompanying proxy statement.

The Board of Directors has fixed the close of business on May 9, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

Whether or not you expect to be present at the meeting, please date, sign, and promptly return the enclosed proxy, which is solicited by and on behalf of the Board of Directors. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

By Order of the Board of Directors

WORLD FUEL SERVICES CORPORATION

By:
R. Alexander Lake
General Counsel and Corporate Secretary
May 17, 2006

WORLD FUEL SERVICES CORPORATION

9800 Northwest 41st Street, Suite 400

Miami, Florida 33178

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 20, 2006

INTRODUCTION

This proxy statement is furnished to the shareholders of WORLD FUEL SERVICES CORPORATION in connection with the solicitation of proxies by our Board of Directors (the “Board”) for the 2006 annual meeting of shareholders (the “Annual Meeting”) to be held at the place and time, and for the purposes, set forth in the attached notice of meeting.

The terms “World Fuel,” “Company,” “we,” “our” and “us” used in this proxy statement refer to World Fuel Services Corporation and its subsidiaries unless the context otherwise requires.

Pursuant to our By-Laws, the Board has ordered the Annual Meeting to be held on June 20, 2006, and has fixed the close of business on May 9, 2006 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

This proxy statement and the accompanying proxy form are first being sent to shareholders on or about May 19, 2006. Our 2005 Annual Report, including the consolidated financial statements, was mailed to each shareholder on or about May 12, 2006.

PROXIES AND VOTING

As of the Record Date, we had 27,519,962 outstanding shares of common stock, par value $.01 per share (the “Common Stock”), which constitute our only class of voting securities. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

Proxies in the accompanying form, properly executed, duly returned to us and not revoked, will be voted in the manner specified. If no instructions are specified in the proxy, proxies will be voted in favor of: (i) the election of all the Director nominees named in this proxy statement; (ii) approving and adopting the World Fuel Services Corporation 2006 Omnibus Plan (the “2006 Plan”); and (iii) ratifying the selection of PricewaterhouseCoopers LLP as our independent registered certified public accountants for the 2006 fiscal year. Returning a signed proxy will not affect your right to attend the Annual Meeting and to vote in person, since proxies are revocable. A proxy for the Annual Meeting may be revoked at any time prior to its use by submission of a later dated proxy, by delivery of written notice of revocation to our Corporate Secretary, or by voting in person at the Annual Meeting. Presence at the Annual Meeting does not of itself revoke a proxy.

Each holder of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by proxy, at the Annual Meeting. Directors are elected by a plurality vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. All other matters to be considered at the Annual Meeting shall be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

Under the laws of Florida, our state of incorporation, only the votes cast at the Annual Meeting or pursuant to a proxy will be counted in determining whether a director has been elected or a proposal has been approved.

Abstentions and broker “non-votes” will not be counted in determining the outcome of the matter subject to vote, but will be counted in determining whether a quorum is present. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee: (a) has not received voting instructions on a particular matter from the beneficial owner, and (b) does not have discretionary voting power on the matter.

Prior to the Annual Meeting, we will select one or more inspectors of election for the Annual Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Annual Meeting, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof.

All stockholder meeting proxies, ballots, and tabulations that identify stockholders are kept confidential, and none of those documents will be available for examination, nor will the identity or the vote of any stockholder be disclosed, except as may be necessary to meet legal requirements.

COSTS OF SOLICITATION

The entire cost of soliciting proxies for the Annual Meeting will be borne by World Fuel. Solicitation of proxies may be made by our Directors, officers and employees by mail, telephone, and other means of communication or in person. Our employees and officers will receive no compensation for soliciting proxies other than their regular salaries. We will request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies, and may reimburse such persons for their expenses in so doing. We may also retain the services of a solicitor to assist in soliciting proxies and pay them a fee as well as other costs and expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Nine individuals have been nominated to serve as Directors for the ensuing year and until their successors shall have been duly elected and qualified. The persons named as proxies in the accompanying proxy form have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed in the table on the following page. Management does not contemplate that any of the nominees named in the table will be unable, or will decline, to serve; however, if any of the nominees is unable to serve, or declines to serve, the persons named in the accompanying proxy form may vote for another person, or persons, in their discretion, unless the Board chooses to reduce the number of Directors serving on the Board.

The following table sets forth certain information with respect to each nominee for election to the Board. All of the nominees, other than Stephen K. Roddenberry, currently serve as Directors. A summary of the background and experience of each nominee is set forth in the paragraphs following the table.

Name and Position	Age	Year First Became Director
Paul H. Stebbins Chairman of the Board and Chief Executive Officer	49	1995

Michael J. Kasbar Director, President and Chief Operating Officer	49	1995

Ken Bakshi Member of Compensation, Governance and Technology and Operations Committees	56	2002

John R. Benbow Chairman of Compensation and Governance Committees and Member of Audit Committee	74	1989

Richard A. Kassar Chairman of Technology and Operations Committee and Member of Audit and Governance Committees	59	2002

Myles Klein Member of Audit and Governance Committees	68	1995

J. Thomas Presby Chairman of Audit Committee and Member of Governance Committee	66	2003

Stephen K. Roddenberry	57	N/A

Jerome Sidel Member of Compensation and Governance Committees	71	2000

PAUL H. STEBBINS has served as our Chairman of the Board of Directors and Chief Executive Officer since July 2002. He has served as a Director of World Fuel since June 1995, and served as President and Chief Operating Officer of World Fuel from July 2000 to July 2002. From January 1995 to July 2000, Mr. Stebbins served as President and Chief Operating Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), our principal subsidiary engaged in the marine fuel services business. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder, and director of Trans-Tec Services, Inc., a New York corporation (“Trans-Tec New York”), and its affiliated companies.

MICHAEL J. KASBAR has served as a Director of World Fuel since June 1995 and as President and Chief Operating Officer since July 2002. From January 1995 to July 2002, he served as Chief Executive Officer of World Fuel Services Americas, Inc. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder, and director of Trans-Tec New York and its affiliated companies. Mr. Kasbar is the first cousin of Richard A. Kassar, a Director of the Company.

KEN BAKSHI, a Director of World Fuel since August 2002, has served as Vice Chairman of the Board and Co-Founder of Row 2 Technologies (“Row 2”), a software development firm, since February 2006. From

December 2001 to February 2006, he was employed by Row 2 as Chief Executive Officer. Since June 2003, he has been a partner in Trishul Capital Group LLC, and Trishul Advisory Group LLC, two privately-owned equity investment companies. From July 2000 to December 2001, he was employed as Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business-to-business internet based marketplaces. From 1994 to 2000, Mr. Bakshi was employed by American Home Products Company (NYSE) in various positions, and most recently served as Senior Vice President of the Global Agricultural Products Group.

JOHN R. BENBOW has served as a Director of World Fuel since 1989. Mr. Benbow has been self-employed as a construction management consultant since 2004. He served as President of Benbow & Associates, Inc., a construction management firm located in Miami, Florida, from 1988 until 2004. From December 1986 to May 1988, Mr. Benbow was employed as President of Weiner, Kane & Benbow, Inc., an investment banking and stock brokerage firm located in Miami, Florida. From May 1983 to November 1986, Mr. Benbow was employed as President of Florida National Bank, formerly a commercial bank in Miami, Florida.

RICHARD A. KASSAR, a Director of World Fuel since August 2002, has been employed as Senior Vice President and Chief Financial Officer of The Meow Mix Company since February 2002. From May 2001 to January 2002, he was self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands. From December 1999 to May 2001, Mr. Kassar was employed as Co-President and Chief Financial Officer of Global Household Brands. From 1986 to December 1999, he was employed by Chock Full O’Nuts in various positions, and most recently served as Senior Vice President and Chief Operating Officer. Mr. Kassar also serves as a Director of Velocity Express, Inc. (NASDAQ). Mr. Kassar is the first cousin of Michael J. Kasbar, the President and Chief Operating Officer and a Director of the Company.

MYLES KLEIN has served as a Director of World Fuel since February 1995. Mr. Klein is a certified public accountant and has been a principal in the firm of Myles Klein, P.A. since November 2004. From 1985 until 2004, Mr. Klein was a partner in the accounting firm of Klein & Barreto, P.A. in Miami, Florida. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of Grant Thornton.

J. THOMAS PRESBY has served as a Director of World Fuel since February 2003. Mr. Presby was employed for 30 years as a partner in Deloitte & Touche Tohmatsu (“DTT”), a public accounting firm, until he accepted mandatory retirement in June 2002. At the time of his retirement, Mr. Presby was serving as Deputy Chief Executive Officer of DTT, a position he held since 2001. From 1995 to 2000, Mr. Presby served as Deputy Chairman and Chief Operating Officer of DTT. Mr. Presby currently serves on the boards of directors and audit committees of American Eagle Outfitters, Inc. (NASDAQ), AMVESCAP PLC (NYSE), Tiffany & Co. (NYSE) and Turbo Chef Technologies Inc. (NASDAQ). He also serves as Chairman of the audit committees of each of these companies except for American Eagle Outfitters, Inc. He was a member of the board of directors and chairman of the audit committee of PracticeWorks (AMEX) from July 2002 to October 2003, when the company was sold. He was also a member of the board of directors and audit committee of GreenPoint Financial Corp. (NYSE) from January 2003 to September 2004, when the company merged with North Fork Bankcorporation, Inc. He is also a member of the board of directors and chairman of the audit committee of The German Marshall Fund of the USA, a not-for-profit organization.

STEPHEN K. RODDENBERRY is a shareholder in the law firm of Akerman Senterfitt where he has been employed since 1988.

JEROME SIDEL has served as a Director of World Fuel since June 2000. He also served as a consultant to the Company from 1984 until 2000. Since 1998, Mr. Sidel has served as the president of New York Store Leasing Inc., a real estate company. From 1995 through 1997, Mr. Sidel served as the president of the Lexington 54th St. Association, a real estate leasing company and as consultant to R.F. Lafferty & Co., an option brokerage firm, as well as other companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE ELECTION OF ALL THE ABOVE DIRECTOR NOMINEES

BOARD OF DIRECTORS

During 2005, the Board held 5 formal meetings and acted 8 times by unanimous written consent. The Board has four committees: the Governance Committee, the Audit Committee, the Compensation Committee and the Technology and Operations Committee. All of the Directors attended at least 75% of the meetings of the Board and of the Board committees on which they served.

Corporate Governance Matters

The Board has established and adopted Corporate Governance Principles which govern the appointment, retention, responsibilities, qualifications and conduct of the Board and its committees. The Corporate Governance Principles require that a majority of the Company’s directors meet the standards for independence required by the listing standards of the New York Stock Exchange (the “NYSE”). In addition, members of our Audit Committee must also meet the independence standards for audit committee members adopted by the Securities and Exchange Commission (the “SEC”).

The Board has determined that all seven non-employee Director nominees are independent pursuant to the listing standards of the NYSE. In addition, the Board has determined that all of the members of the Audit Committee meet the independence standards for audit committee members adopted by the SEC.

Our six current non-employee directors comprise our Governance Committee, and meet in executive session (without management present) prior to each scheduled Board meeting, and at other times as they may deem necessary. Each meeting of the independent directors is presided over by John R. Benbow, as Chairman of the Governance Committee.

All of our employees, officers (including senior executive, financial and accounting officers) and Directors are held accountable for adherence to our Code of Corporate Conduct and Ethics (the “Code of Ethics”). The Code of Ethics is intended to establish standards necessary to deter wrongdoing and to promote compliance with applicable governmental laws, rules and regulations and honest and ethical conduct. The Code of Ethics covers all areas of professional conduct, including conflicts of interest, fair dealing, financial reporting and disclosure, protection of our assets and confidentiality. If we make any substantive amendments to our Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our Chief Executive Officer, Chief Financial Officer or Corporate Controller, we will disclose the nature of such amendment or waiver on our internet website, in a periodic filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in a report on Form 8-K. Our internet website and information contained on our internet website are not part of this proxy statement and are not incorporated by reference in this proxy statement.

We encourage employees and others to report violations of the Code of Ethics and any other unlawful or inappropriate practices they discover relating to our business. The Code of Ethics sets forth procedures for employees to file confidential and anonymous reports of any such violations or practices. In addition, the Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The procedure for employees to contact the Audit Committee regarding questionable accounting or auditing matters is set forth in the Code of Ethics. We have advised employees of our policy not to retaliate or take any other detrimental action against employees who submit such complaints in good faith.

It is our policy that each Director should attend all meetings of shareholders, absent extenuating circumstances. All of our Directors attended the 2005 annual meeting of shareholders.

Our Corporate Governance Principles, the Code of Ethics, and the charters of each of the Board committees are available on our website at www.wfscorp.com. Copies of these documents may also be obtained by any shareholder, without charge, by writing to our Corporate Secretary at our address shown below.

Any shareholder can contact our Board, any Board Committee, or any individual Director by writing to any of them, c/o Corporate Secretary, at our principal office, 9800 Northwest 41st Street, Suite 400, Miami, Florida 33178, or by sending an email to the Corporate Secretary at “complianceofficer@wfscorp.com.” Any communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate Director or Directors.

Our Corporate Governance Principles provide that Directors may serve on the Board until the annual meeting next following their 73rd birthday, unless the Board determines to waive this retirement age. The Board has determined to waive the retirement age for John R. Benbow, because of his extensive knowledge regarding our operations and his continued valuable contributions to the Board and its committees.

Our Corporate Governance Principles also prohibit our independent Directors from serving on the board of directors of more than three other publicly-traded companies, unless the Board determines that such service will not impair the ability of such Director to effectively perform his obligations as a Director of the Company. The Board has determined that J. Thomas Presby’s service on the board of directors of four other public companies will not impair his ability to effectively perform his obligations as a Director of the Company because: (i) he is fully retired and has ample time to devote to his director and committee responsibilities; (ii) service on multiple audit committees results in specialization and increased knowledge of regulations and audit committee issues, and should thereby improve quality and efficiency; and (iii) two of the companies for which he serves have different fiscal year ends than that of the Company.

The Governance Committee

The Governance Committee was formed in October 2002 and consists of our six independent Directors: John R. Benbow, Myles Klein, Jerome Sidel, Ken Bakshi, Richard A. Kassar and J. Thomas Presby. The Board has determined that each member of the Governance Committee is independent pursuant to the NYSE listing standards. The Governance Committee operates pursuant to a written charter which is available on our website at www.wfscorp.com. John R. Benbow serves as Chairman of the Governance Committee. The Governance Committee meets in executive session (without management present) prior to each scheduled Board meeting, and at other times as it deems necessary. Each meeting of the Governance Committee is presided over by its Chairman. Five of these meetings were held during the 2005 fiscal year.

The primary functions of the Governance Committee are to recommend to the Board the corporate governance principles and polices applicable to the Company; to lead the Board in its annual performance evaluation of the Board and individual members; to identify individuals qualified to become members of the Board, and to recommend to the Board the Director nominees for the next annual meeting of shareholders; to recommend to the Board the members to serve on the Board’s committees; and, together with the Compensation Committee, to determine compensation of our senior executive officers and our non-employee Directors. In the first quarter of 2006, members of each of the Audit Committee, the Compensation Committee and the Governance Committee conducted evaluations of their respective committee’s performance during the 2005 fiscal year, in accordance with the requirements of their committee charters, and reviewed those evaluations in a meeting of the Governance Committee. The Technology and Operations Committee was formed in November 2005 and therefore did not evaluate its performance in the 2005 fiscal year.

The Governance Committee has adopted a policy with respect to the nomination and evaluation of Director candidates. Pursuant to this policy, the Governance Committee will consider nominees for Director recommended by shareholders. If a shareholder wishes to recommend a candidate for Director, the shareholder should submit a written nomination to the Governance Committee, c/o Corporate Secretary, 9800 NW 41st Street, Suite 400, Miami, FL 33178. This written nomination must be submitted by December 1, 2006, for candidates to be considered as nominees for election at the 2007 annual meeting of shareholders. Upon receipt of a nomination, the Corporate Secretary will advise the nominating shareholder of the additional information regarding the background and experience of the nominee that will be required for the Governance Committee to evaluate the candidate. In addition to considering candidates suggested by shareholders, the Governance Committee considers potential candidates recommended by current Directors, employees and others. The Governance Committee may also retain professional search firms to identify Director candidates. The Governance Committee has the sole authority to approve the fees and other retention terms of any such firms.

In considering Board nominees, the Governance Committee reviews various skills and characteristics required of Board members in the context of the current composition of the Board. Although there are no specific, minimum qualifications that must be met by each nominee, the Governance Committee generally evaluates the candidate’s intellect, integrity and judgment, and his or her knowledge, skills and experience, including experience in the industries in which we do business, securities markets, business, finance and public service. The Governance Committee makes this determination in the context of an assessment of the perceived needs of the Board at the time of the evaluation.

The Governance Committee evaluates all nominees for Director based on the above criteria, including nominees recommended by shareholders. All nominees for Director included on the enclosed proxy card, other than Mr. Roddenberry, are currently serving on our Board.

The Audit Committee

The Audit Committee consists of J. Thomas Presby, Chairman, Myles Klein, John R. Benbow, and Richard Kassar. The Audit Committee held thirteen formal meetings during the 2005 fiscal year.

The Audit Committee operates pursuant to a written charter which is available on our website at www.wfscorp.com. In accordance with the NYSE listing standards, the charter addresses the purpose, duties and responsibilities, and requires an annual performance evaluation of the Audit Committee. The charter was first adopted in 2000 and most recently amended in March 2005.

The Board has determined that all of the members of the Audit Committee meet the NYSE standards of independence, financial literacy and accounting or related financial management expertise, and the SEC’s requirements with respect to independence of audit committee members. The Board has determined that at least one member of the Audit Committee, J. Thomas Presby, meets the SEC’s definition of an “audit committee financial expert.”

The charter provides that a member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. The Board has determined that J. Thomas Presby’s simultaneous service on the audit committees of four other public companies will not impair his ability to effectively serve on the Audit Committee or as Chairman of the Audit Committee because (i) he is fully retired and has ample time to devote to his director and committee responsibilities; (ii) service on multiple audit committees results in specialization and increased knowledge of regulations and audit committee issues, and should thereby improve quality and efficiency; and (iii) two of the companies for which he serves have different fiscal year ends than that of the Company.

Our management is responsible for preparing our consolidated financial statements and for the financial reporting process. The independent registered certified public accountants are responsible for expressing an opinion on the conformity of our consolidated financial statements to accounting principles generally accepted in the United States. Acting for the Board, the Audit Committee provides oversight of the financial reporting process and the internal control system. More specifically, the Audit Committee performs the following principal functions: reviews the qualifications, independence and performance of our independent registered certified public accountants; approves the appointment of independent registered certified public accountants for the ensuing year; reviews the scope and budget for the annual audit; reviews with the independent registered certified public accountants the results of the audit engagement, including a review of the consolidated financial statements and the management letter; approves all audit and non-audit services to be provided by the independent registered certified public accountants; reviews the scope of, and compliance with, our internal controls; reviews the effectiveness of our internal audit function; and recommends to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K.

The Audit Committee has adopted policies for pre-approving all non-audit work to be performed by our independent registered certified public accountants. These policies are described in the section of this Proxy Statement titled “Proposal No. 3—Ratification of Independent Registered Certified Public Accountants.”

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management and with the independent registered certified public accountants the audited consolidated financial statements for the 2005 fiscal year. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee discussed with the independent registered certified public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. Additionally, the Audit Committee has: (i) received from the independent registered certified public accountants the written disclosures required by Independence Standards Board No. 1, Independence Discussions with Audit Committees; (ii) considered whether the provision of tax and accounting research and other non-audit services by our independent registered certified public accountants is compatible with maintaining their independence; and (iii) discussed with the independent registered certified public accountants their independence from us and our management.

In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the 2005 fiscal year, for filing with the SEC.

J. Thomas Presby, Chairman

Myles Klein, Member

John R. Benbow, Member

Richard Kassar, Member

The Compensation Committee

The Compensation Committee consists of John R. Benbow, Chairman, Ken Bakshi and Jerome Sidel. The Board has determined that each member of the Compensation Committee is independent pursuant to the NYSE listing standards. The Compensation Committee operates pursuant to a written charter which is available on our website at www.wfscorp.com. During 2005, the Compensation Committee held seven formal meetings.

The Compensation Committee is responsible for establishing and administering our executive compensation programs. The Compensation Committee periodically reviews the total compensation for our executive officers, and reviews senior management’s recommendations regarding the compensation of other officers. The Compensation Committee submits its determinations with respect to the compensation of executive officers to the Governance Committee for review; if the Governance Committee objects to any compensation decision, the Compensation Committee must reconvene and reconsider the matter, in light of the Governance Committee’s objection. The Compensation Committee’s report on executive compensation is set forth in the “Compensation of Executive Officers” section of this Proxy Statement.

The Technology and Operations Committee

The Technology and Operations Committee was formed on November 4, 2005 and consists of two non-employee Directors, Richard A. Kassar, Chairman, and Ken Bakshi. The committee operates pursuant to a written charter which is available on our website at www.wfscorp.com. The primary purpose of the Technology and Operations Committee is to oversee the Company’s significant technology and operations initiatives. During the 2005 fiscal year, the Technology and Operations Committee did not hold any formal meetings.

Compensation of Directors

The following table sets forth the annual compensation that we paid to our non-employee Directors for services rendered for 2005, 2004 and 2003.

Name and Current Position	Fiscal Year	Director Fee		Committee Chair Fee		Committee Member Fee		Total Annual Fee	Stock Option Awards		Stock/ Stock Unit Awards (1)
Ken Bakshi	2005	$35,000		$—		$4,083	(2)	$39,083	10,000		$49,040
Member of Compensation, Governance	2004	35,000		—		3,500		38,500	10,000		44,200
and Technology and Operations Committees	2003	35,000		—		3,500		38,500	10,000		22,700

John R. Benbow	2005	$35,000		$18,250		$7,000		$60,250	10,000		$49,040
Chairman of Compensation and Governance	2004	35,000		12,500		7,000		54,500	10,000		44,200
Committees and Member of Audit Committee	2003	35,000		10,417		7,000		52,417	10,000		22,700

Richard A. Kassar	2005	$35,000		$2,000	(2)	$4,083	(2)	$41,083	10,000		$49,040
Chairman of Technology and Operations	2004	35,000		—		3,500		38,500	10,000		44,200
Committee and Member of Audit and	2003	35,000		—		3,500		38,500	10,000		22,700
Governance Committees

Myles Klein	2005	$35,000		$—		$3,500		$38,500	10,000		$49,040
Member of Audit and Governance	2004	35,000		2,604	(3)	3,500		41,104	10,000		44,200
Committees	2003	35,000		5,208		3,500		43,708	10,000		22,700

J. Thomas Presby	2005	$35,000		$9,125		$3,500		$47,625	10,000		$49,040
Chairman of Audit Committee and Member	2004	35,000		3,646	(3)	3,500		42,146	10,000		44,200
of Governance Committee	2003	32,083	(4)	—		3,208	(4)	35,292	13,000	(4)	22,700

Jerome Sidel	2005	$35,000		$—		$3,500		$38,500	10,000		$49,040
Member of Compensation and Governance	2004	35,000		—		3,500		38,500	10,000		44,200
Committees	2003	35,000		—		3,500		38,500	10,000		22,700

(1)	The amounts shown in this column represent the value of the stock and stock units based on the closing price of our Common Stock on the NYSE on the date such awards were granted.
(2)	In November 2005, the Directors established the Technology and Operations Committee and named Mr. Kassar the Chairman and Mr. Bakshi a Member of such committee. Accordingly, these amounts represent the pro-rata portion of the annual Committee Chair and Member fees, as applicable.
(3)	In June 2004, Mr. Presby was appointed the Chairman of the Audit Committee, replacing Mr. Klein who remained a member of the committee. Accordingly, these amounts represent the pro-rata portion of the annual Committee Chair fees.
(4)	In February 2003, Mr. Presby was elected to the Board. Accordingly, Mr. Presby received a pro-rata portion of the annual Director and Committee Member fees as well as stock option awards.

Annual Fees. Directors who are not employed by us receive an annual fee of $35,000. Directors who are employed by us do not receive additional compensation for serving as Directors. Members of the Audit Committee, Compensation Committee and Technology and Operations Committee receive an additional fee of $3,500 per year per committee served. In June 2005, the Governance Committee conducted its annual review of director compensation, including an analysis of current trends as reported in recent surveys. In noting the increased amount of time committee chairs were required to devote to their responsibilities, the Governance Committee agreed to increase the fees for chairpersons of the committees from $6,250 to $12,000, effective July 2005.

Directors who are not employed by us are also reimbursed by us for their travel, food, lodging and related expenses incurred in connection with attending board, committee and shareholder meetings as well as continuing education programs.

Stock Options. Pursuant to the 1993 Non-Employee Directors Stock Option Plan (the “1993 Plan”), each non-employee Director was entitled to receive a non-qualified option to purchase 10,000 shares of our Common Stock upon reelection to the Board.

All options granted to non-employee Directors under the 1993 Plan immediately vest and remain exercisable until the earlier of: (i) one year after termination from the Board for death or disability; (ii) two years after termination from the Board for any other reason or (iii) five years from the grant date. The exercise price for options granted may not be less than the fair market value of the Common Stock.

On June 20, 2005, the six non-employee Directors who were elected to the Board on that date (i.e., Messrs. Benbow, Bakshi, Kassar, Klein, Presby and Sidel) each received options to purchase 10,000 shares at an exercise price of $25.00 per share.

The table below sets forth certain information pertaining to stock options exercised by the Directors in the 2005 fiscal year, and stock options held by them as of December 31, 2005.

Name	Shares Acquired On Option Exercises	Value Realized (1)	Number of Shares Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ken Bakshi	3,000	$74,520	32,000	—	$475,980	$—
John R. Benbow	8,000	157,720	40,000	—	667,100	—
Richard A. Kassar	—	—	40,000	—	667,100	—
Myles Klein	10,000	198,013	50,000	—	939,400	—
J. Thomas Presby	—	—	33,000	—	498,970	—
Jerome Sidel	10,000	197,150	40,000	—	667,100	—

(1)	Value realized is calculated by multiplying (a) the difference between the average of the high and low price of the Common Stock on the NYSE as of the exercise date, and the option exercise price, by (b) the number of shares of Common Stock underlying the option.
(2)	Based on a fair market value of $33.72 per share for the Common Stock, determined using the closing price on December 31, 2005. Value is calculated by multiplying (a) the difference between $33.72 and the option exercise price, by (b) the number of shares of Common Stock underlying the option.

Stock and Stock Unit Grants. To further promote Director stock ownership, we historically issued, to each of the non-employee Directors, 2,000 shares of Common Stock each year, upon his re-election to the Board, at no cost to the Director. There are no restrictions on these shares of stock. These stock awards are in addition to, and not in lieu of, options granted under the 1993 Plan.

In 2003, the Board adopted the World Fuel Services Corporation Stock Deferral Plan for Non-Employee Directors (the “Stock Deferral Plan”) to enable them to defer stock grants. Each non-employee Director may elect to have stock grants paid in stock units (“Stock Units”), in lieu of stock, with each Stock Unit being equivalent to one share of our Common Stock and deferred as provided in the Stock Deferral Plan. As of each cash dividend payment date with respect to Common Stock, each participant in the Stock Deferral Plan shall have credited to his or her account, as maintained by us, a number of Stock Units equal to the quotient obtained by dividing: (a) the product of (i) the cash dividend payable with respect to each share of Common Stock on such date, and (ii) the total number of Stock Units credited to his or her account as of the close of business on the record date applicable to such dividend payment date, by (b) the fair market value of one share of Common Stock on such dividend payment date. The total number of Stock Units credited to the participant’s account shall be paid to the Director by issuing him an equal number of shares of Common Stock, upon his retirement as a Director or upon a change of control of World Fuel. Since 2003, three non-employee Directors have elected to defer stock grants pursuant to the Stock Deferral Plan.

During the 2005 fiscal year, we did not provide the Directors with any other compensation in connection with their participation on the Board or Board Committees or with respect to special assignments.

Future Awards. If the 2006 Plan is approved and adopted at the Annual Meeting, no further equity awards will be granted under the 1993 Plan and future equity awards to non-employee Directors will be made under the 2006 Plan in accordance with the terms of such plan, which are described in the section titled “Proposal No. 2—Approval and Adoption of the World Fuel Services Corporation 2006 Omnibus Plan.”

Stock Ownership Guidelines

Under our stock ownership guidelines for Directors, each Director is required to accumulate, over a period of five years following his election to the Board, a minimum of 6,000 shares of our Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock and Stock Units, as of May 1, 2006, by (i) each person known to the Company to beneficially own more than 5% of our outstanding Common Stock; (ii) the Company’s Chief Executive Officer and the four other highest paid executive officers of the Company during the 2005 fiscal year who were serving as officers of the Company as of December 31, 2005 (the “Named Executive Officers”); (iii) each Director and nominee for Director and (iv) all the Named Executive Officers, Directors and nominee for Director as a group. Except as shown in the table, no other person is known by us to own beneficially more than 5% of our outstanding Common Stock. Unless otherwise stated, all shares are held with sole dispositive and voting power.

Name	Number of Shares of Common Stock Owned (1)(2)	Options Exercisable Within 60 days (3)	Number of Shares of Stock Units Owned (4)	Percent (5)
FMR Corp. (6)	3,841,650	—	—	14.0%

Paul H. Stebbins	398,844	683,333	—	3.8%
Michael J. Kasbar	577,209	465,333	—	3.7%
Robert S. Tocci	74,400	16,668	—	*
Michael S. Clementi	144,149	16,668	—	*
Francis X. Shea	100,275	113,333	—	*
Ken Bakshi	10,066	30,000	6,066	*
John R. Benbow	12,156	40,000	6,066	*
Richard A. Kassar	7,000	40,000	—	*
Myles Klein	31,000	40,000	—	*
J. Thomas Presby	—	20,000	6,066	*
Stephen K. Roddenberry	—	—	—	*
Jerome Sidel	37,125	40,000	—	*
All Executive Officers and Directors as a Group (12 persons)	1,392,224	1,505,335	18,198	10.0%

*	Less than one percent (1%)
(1)	The number of shares shown includes shares that are individually or jointly owned, shares over which the individual has either sole or shared investment or voting authority, and shares owned by members of the individual’s family that reside in the same home as the individual.
(2)	This column includes restricted shares of Common Stock that are owned by the Named Executive Officers and have not vested. The executives may vote the restricted shares and receive dividends thereon, but may not transfer the shares prior to vesting. The restricted shares vest at various times over a period of years ending in 2011. The Named Executive Officers own the following number of unvested restricted shares:

Paul H. Stebbins	73,523 shares
Michael J. Kasbar	73,523 shares
Robert S. Tocci	32,485 shares
Michael S. Clementi	52,485 shares
Francis X. Shea	20,862 shares

All Executive Officers	252,878 shares

(3)	Reflects the number of shares that could be purchased pursuant to options exercisable at May 1, 2006 or within 60 days thereafter under our share-based payment plans.
(4)	The Stock Units shown in this column relate to the deferral of stock grants and Stock Units issued in accordance with the Stock Deferral Plan relating to cash dividends that would have been paid for such deferred stock grants.
(5)	The percentages shown are based on 27,507,278 shares of Common Stock issued and outstanding on May 1, 2006, adjusted, where appropriate, for shares of stock beneficially owned but not yet issued.

(6)	Based on information disclosed, as of February 14, 2006, in a Schedule 13G/A, as filed with the SEC, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,171,950 shares of our outstanding Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Fidelity Funds”).

The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 2,285,712 shares of our Common Stock. Fidelity Low Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109.

Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the Fidelity Funds each has sole power to dispose of the 3,171,950 shares owned by the Fidelity Funds.

Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

Neither FMR Corp. nor Edward C. Johnson, 3d. , Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 669,700 shares of our Common Stock as a result of its serving as investment manager of institutional account(s).

Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 669,700 shares and sole power to vote or to direct the voting of 669,700 shares of Common Stock owned by the institutional account(s) as reported above.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our Named Executive Officers. A summary of the background and experience of each executive officer, other than Messrs. Stebbins and Kasbar, is set forth in the paragraphs following the table. The background and experience of Messrs. Stebbins and Kasbar are described above in the section titled “Proposal No. 1—Election of Directors.” All executive officers serve at the discretion of the Board.

Name and Position	Age	Year First Became Executive Officer
Paul H. Stebbins Chairman of the Board and Chief Executive Officer	49	1995

Michael J. Kasbar Director, President and Chief Operating Officer	49	1995

Robert S. Tocci Executive Vice President and Chief Financial Officer	52	1988

Michael S. Clementi President of World Fuel Services, Inc.	44	1998

Francis X. Shea Executive Vice President and Chief Risk and Administrative Officer	65	2001

ROBERT S. TOCCI was appointed Chief Financial Officer on January 13, 2005 and has served as Executive Vice President of World Fuel since April 1995. He served as President of World Fuel Services Americas, Inc. from March 2001 to January 2005. He also served as Senior Vice President and Chief Financial Officer of World Fuel from April 1988 to April 1995, and served as Treasurer from November 1988 to May 1989.

MICHAEL S. CLEMENTI has served as President of World Fuel Services, Inc. since April 1998. World Fuel Services, Inc. is our principal subsidiary engaged in the aviation fuel services business. From August 1994 to March 1998, he served as Senior Vice President of World Fuel Services, Inc.

FRANCIS X. SHEA was appointed Chief Risk and Administrative Officer on January 13, 2005 and has served as Executive Vice President of World Fuel since September 2001. He served as Chief Financial Officer from July 2002 to January 2005. From September 1999 to August 2001, he served as Director and Senior Advisor for the Center for Business and Advisory Services, an affiliate of Arthur Andersen, based in Jakarta, Indonesia, that provided consulting and financial services. He served as the Jakarta, Indonesia representative of our marine fuel services subsidiaries from January 1999 to December 1999. From February 1991 to December 1994, he also served as President and Chief Operating Officer of Trans-Tec New York.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors and executive officers, and persons who own more than 10% of our Common Stock, to file with the SEC reports of ownership and changes in ownership of our Common Stock and other equity securities. Based solely on a review of such reports that were filed with the SEC during 2005, all filings required of directors and executive officers and persons who own more than 10% of our Common Stock were made on a timely basis, except that (i) Paul H. Stebbins inadvertently failed to timely file a Form 4 to report his acquisition of stock appreciation rights which was reported in a Form 4 filed in March 2005; (ii) Michael J. Kasbar inadvertently failed to timely file a Form 4 to report his acquisition of stock appreciation rights, which was reported in Forms 4 filed in March 2005; (iii) Myles Klein inadvertently failed to timely file a

Form 4 to report his exercises of stock options which were reported in a Form 4 filed in March 2005 and July 2005; and (iv) Francis X. Shea inadvertently failed to timely file a Form 4 to report his tender of shares to the Company in connection with the vesting of restricted stock, which was reported in a Form 4 filed in November 2005.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Executive Compensation Table

The following table sets forth the annual and long-term compensation which we paid to those persons who were, on December 31, 2005, our Named Executive Officers for services rendered for the 2005, 2004 and 2003 fiscal years.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compen- sation (1)	Restricted Stock Awards (2)		Securities Underlying Options/ SSARs (8)	Options/ SSARs Grant Date Fair Value (9)	Long- Term Incentive Payouts (10)	All Other Compen- sation (11)	Total Compensation Without Stock-Based Payments (12)
Paul H. Stebbins	2005	$525,000	$1,050,000	$32,280	$—		171,577	$1,298,531	$1,500,000	$12,617	$3,119,897
Chairman of the	2004	525,000	1,050,000	31,140	411,800	(3)	—	—	—	12,325	1,618,465
Board and Chief	2003	525,000	1,050,000	31,272	207,000	(3)	300,000	313,926	—	3,647	1,609,919
Executive Officer

Michael J. Kasbar	2005	$525,000	$1,050,000	$31,319	$—		171,577	$1,298,531	$1,500,000	$20,031	$3,126,350
Director, President and	2004	525,000	1,050,000	32,323	411,800	(4)	—	—	—	21,541	1,628,864
Chief Operating Officer	2003	525,000	1,050,000	32,455	207,000	(4)	300,000	313,926	—	14,033	1,621,488

Robert S. Tocci	2005	$373,958	$600,000	$27,995	$250,004	(5)	—	$—	$400,000	$2,639	$1,404,592
Executive Vice	2004	343,750	420,000	26,643	185,050	(5)	—	—	—	3,375	793,768
President and Chief	2003	318,750	390,000	28,272	—		100,000	122,673	—	3,000	740,022
Financial Officer

Michael S. Clementi	2005	$425,000	$510,000	$29,397	$250,004	(6)	—	$—	$400,000	$4,500	$1,368,897
President of World Fuel	2004	425,000	510,000	27,396	185,050	(6)	—	—	—	3,396	965,792
Services, Inc.	2003	425,000	510,000	28,272	—		100,000	109,383	—	3,000	966,272

Francis X. Shea	2005	$290,000	$232,000	$25,514	$124,990	(7)	18,137	$140,152	$400,000	$2,369	$949,883
Executive Vice	2004	290,000	232,000	25,263	185,050	(7)	—	—	—	1,275	548,538
President and Chief	2003	290,000	232,000	24,259	—		100,000	102,599	—	900	547,159
Risk and Administrative Officer

(1)	The amounts shown in this column include cash auto allowances paid to each of the Named Executive Officers, matching contributions paid to our 401(k) plan on behalf of the Named Executive Officers, country club membership dues and group insurance benefits paid on behalf of the Named Executive Officers.
(2)	The amounts shown in this column represent the dollar value of the restricted stock on the grant date, based on the closing price of our Common Stock on such date. Restricted stock awards vest at various times, as described in the footnotes below. Prior to vesting, a holder of restricted stock may vote the shares and receive dividends thereon, but may not transfer the shares.
(3)	Mr. Stebbins received restricted stock grants of 20,000 shares per year in 2003 and 2004. The 2003 restricted stock grants vest in three equal annual installments starting in 2005. The 2004 restricted stock grants will vest as follows: 50% of these shares will vest on July 26, 2007, if we achieve a compound average annual growth rates (“CAGR”) in earnings per share of at least 11.5% during the three-year period commencing January 1, 2004, and the remaining 50% will vest if we achieve a CAGR of at least 15% over the three-year period. As of December 31, 2005, Mr. Stebbins owned a total of 66,668 restricted shares that were not vested, of which 33,334 shares were attributable to the grants described above and the remaining 33,334 shares were attributable to 2002 grants that will vest in two equal annual installments in 2006 and 2007. The market value of the non-vested restricted shares owned by Mr. Stebbins was $2,248,045 as of December 31, 2005, based on a closing price of $33.72 for the Common Stock on the NYSE.

(4)	Mr. Kasbar received restricted stock grants of 20,000 shares per year in 2003 and 2004. The 2003 restricted stock grants vest in three equal annual installments starting in 2005. The 2004 restricted stock grants will vest on the same basis as the restricted stock granted to Mr. Stebbins in 2004 and described in Note 3 above. As of December 31, 2005, Mr. Kasbar owned a total of 66,668 restricted shares that were not vested, of which 33,334 shares were attributable to the grants described above and the remaining 33,334 shares were attributable to 2002 grants that will vest in two equal annual installments in 2006 and 2007. The market value of the non-vested restricted shares owned by Mr. Kasbar was $2,248,045 as of December 31, 2005, based on a closing price of $33.72 for the Common Stock on the NYSE.
(5)	In 2004, Mr. Tocci received a restricted stock grant of 10,000 shares, which will vest on the same basis as the restricted stock granted to Mr. Stebbins in 2004 and described in Note 3 above. In 2005, Mr. Tocci received a restricted stock grant of 10,365 shares subject to a net income performance target that was achieved in 2005 and such shares will vest in three equal annual installments starting in January 2007. As of December 31, 2005, Mr. Tocci owned a total of 20,365 restricted shares that were not vested, which shares had a market value of $686,708 as of December 31, 2005, based on a closing price of $33.72 for the Common Stock on the NYSE.
(6)	In 2004, Mr. Clementi received a restricted stock grant of 10,000 shares, which will vest on the same basis as the restricted stock granted to Mr. Stebbins in 2004 and described in Note 3 above. In 2005, Mr. Clementi received a restricted stock grant of 10,365 shares subject to a net income performance target that was achieved in 2005 and such shares will vest in three equal annual installments starting in January 2007. As of December 31, 2005, Mr. Clementi owned a total of 40,365 restricted shares that were not vested, of which 20,365 shares were attributable to the grants described above and the remaining 20,000 shares were attributable to 2002 grants that will vest in two equal annual installments in 2006 and 2007. The market value of the non-vested restricted shares owned by Mr. Clementi was $1,361,109, based on a closing price of $33.72 for the Common Stock on the NYSE.
(7)	In 2004, Mr. Shea received a restricted stock grant of 10,000 shares, which will vest on the same basis as the restricted shares granted to Mr. Stebbins in 2004 and described in Note 3 above. In 2005, Mr. Shea received a restricted stock grant of 5,182 shares subject to a net income performance target that was achieved in 2005 and such shares will vest in three equal annual installments starting in January 2007. As of December 31, 2005, Mr. Shea owned a total of 15,182 restricted shares that were not vested, which shares had a market value of $511,937, based on a closing price of $33.72 for the Common Stock on the NYSE.
(8)	The numbers shown in this column represent the underlying Common Stock granted in the form of options and stock-settled stock appreciation rights (“SSARs”).
(9)	The fair value of stock options and SSARs was estimated as of the date of grant using the Black-Scholes option pricing model.
(10)	The 2005 Long-Term Incentive Payouts relate to long-term incentive awards (“LTIP awards”) made to the Named Executive Officers in 2003 (the “2003 LTIP awards”) and earned as of December 31, 2005. The 2003 LTIP awards were based on achieving certain compound average annual growth rates in net income over the three-year period from January 1, 2003 through December 31, 2005. The 2003 LTIP awards were paid to the Named Executive Officers in March 2006. There were no other LTIP awards granted in 2004 or 2005.
(11)	The amounts shown in this column represent dividends paid on non-vested restricted stock to each of the Named Executive Officers and interest earned on deferred compensation for Messrs. Stebbins and Kasbar.
(12)	The total shown in this column represents the sum of salary, bonus, other annual compensation, long-term incentive payouts and all other compensation.

Option/SSAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/ SSARs Granted		% of Total Options/ SSARs Granted to Employees in Fiscal Year	Option Exercise/ SSAR Conversion Price	Expiration Date	Grant Date Fair Value (1)
Paul H. Stebbins	50,000	(2)	13%	$24.25	01/27/10	$343,934
	20,000	(2)	5%	28.60	03/10/10	169,668
	101,577	(3)	27%	24.12	05/10/10	784,929

Michael J. Kasbar	50,000	(2)	13%	$24.25	01/27/10	$343,934
	20,000	(2)	5%	28.60	03/10/10	169,668
	101,577	(3)	27%	24.12	05/10/10	784,929

Francis X. Shea	18,137	(3)	5%	$24.12	05/10/10	$140,152

(1)	The fair value of stock options and SSARs was estimated as of the date of grant using the Black-Scholes option pricing model.
(2)	These SSARs vest in January 2007.
(3)	These SSARs were subject to a net income performance target that was achieved in 2005 and such awards will vest in three equal annual installments starting in January 2007.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option/SSAR Values

The table below sets forth certain information pertaining to stock options exercised by the Named Executive Officers in 2005, and stock options and SSARs held by them as of December 31, 2005.

	Shares Acquired On Option Exercises	Value Realized (1)	Number of Shares Underlying Unexercised Options/SSARs at December 31, 2005		Value of Unexercised In-the-Money Options/SSARs at December 31, 2005 (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul H. Stebbins	—	$—	649,999	271,578	$16,862,919	$3,569,495
Michael J. Kasbar	28,000	522,200	431,999	271,578	10,226,559	3,569,495
Robert S. Tocci	66,664	1,177,326	—	33,336	—	681,636
Michael Clementi	166,664	4,179,476	—	33,336	—	697,073
Francis X. Shea	—	—	96,665	51,472	2,202,446	871,169

(1)	Value realized is calculated by multiplying (a) the difference between the average of the high and low price of the Common Stock on the NYSE as of the exercise date, and the option exercise price, by (b) the number of shares of Common Stock underlying the option.
(2)	Based on a fair market value of $33.72 per share for the Common Stock, determined using the closing price on the NYSE on December 31, 2005. Value is calculated by multiplying (a) the difference between $33.72 and the option exercise/SSAR conversion price, by (b) the number of shares of Common Stock underlying the option/SSAR.

Long-Term Incentive Awards

Under the terms of the World Fuel Services Corporation 2003 Executive Incentive Plan (“EIP”), our five most senior executives are eligible to receive LTIP awards upon achievement of long-term performance goals. In 2003, LTIP awards were made to each of our five most senior executives. The 2003 LTIP awards were based on achieving certain CAGR in net income over the three-year period from January 1, 2003 through December 31, 2005. Target awards for the 2003 LTIP awards were $750,000 each for Messrs. Stebbins and Kasbar and $200,000 each for Messrs. Tocci, Clementi and Shea. The executives would earn 50% of the target award if we achieved a 15% CAGR in net income over the three-year performance period, and 100% of the target award if an

18% CAGR in net income was achieved. The maximum award was 200% of the target award, and would be earned if at least a 21% CAGR in net income was achieved over the three-year performance period. Each of the Named Executive Officers earned the maximum award. In March 2006, the maximum 2003 LTIP awards were paid to the Named Executive Officers. There were no other LTIP awards granted in 2004 or 2005.

Executive Employment Agreements

Paul H. Stebbins, our Chief Executive Officer, and Michael J. Kasbar, our Chief Operating Officer, are employed pursuant to employment agreements that contain substantially similar terms, and expire in July 2007. Under their employment agreements, Messrs. Stebbins and Kasbar each receive an annual base salary of $525,000. On March 21, 2006, effective as of January 1, 2006, our Compensation Committee approved an increase of their annual base salary to $575,000.

Pursuant to these employment agreements, Messrs. Stebbins and Kasbar are eligible to receive an annual bonus under the EIP, calculated as a percentage of base salary, upon achievement of certain performance targets. For 2005, the performance targets were based on net income growth and the bonus payout ranged from 15% of base salary if at least 5% net income growth was achieved, to 200% of base salary if net income growth equaled or exceeded 15%. Messrs. Stebbins and Kasbar each earned an annual bonus equal to 200% of base salary for 2005. For 2006, the bonus performance targets are based on net income growth and the bonus payout will range from 15% of base salary if at least 5% net income growth is achieved, to 225% of base salary if net income growth equals or exceeds 21%. For 2007 and future years, different performance goals and measures may be established by the Compensation Committee.

Pursuant to their employment agreements, Messrs. Stebbins and Kasbar each is entitled to receive a cash severance payment if: (a) we terminate the executive for any reason other than death, disability or cause; (b) the executive resigns for good reason (generally a reduction in his responsibilities or compensation, or a breach by us), or resigns for any reason following a change of control; or (c) we elect not to renew the executive’s employment agreement upon expiration, for any reason other than cause. The severance payment is equal to two times the executive’s average salary and bonus during the three-year period preceding termination; provided, if (i) the termination occurs within three years after a change of control the multiple set forth above will be three instead of two, and (ii) in the case of a non-renewal, as described in item (c) above, the multiple will be one and the severance will be paid in 26 equal installments over a one year period. Upon any such termination, we will continue to provide coverage to the executive under our group insurance plans for up to three years, and all of the executive’s stock options, SSARs and restricted stock grants will immediately vest. For purposes of our employment agreements, a “change of control” is defined as set forth in our By-Laws.

The employment agreements with Messrs. Stebbins and Kasbar prohibit them from competing with us for a period of three years following the termination of their employment for any reason.

Robert S. Tocci is employed pursuant to an agreement entered into in January 2005. Under his employment agreement, Mr. Tocci received an annual base salary of $375,000. On March 21, 2006, effective as of January 1, 2006, our Compensation Committee approved an increase of his annual base salary to $475,000. Pursuant to his employment agreement, Mr. Tocci is eligible to receive an annual bonus under the EIP, calculated as a percentage of base salary, upon achievement of certain performance targets. For 2005, the performance targets were based on net income growth and the bonus payout ranged from 12% of base salary if at least 5% net income growth was achieved, to 160% of base salary if net income growth equaled or exceeded 15%. Mr. Tocci earned an annual bonus equal to 160% of base salary for 2005. For 2006, the bonus performance targets are based on net income growth and the bonus payout will range from 15% of base salary if at least 5% net income growth is achieved, to 200% of base salary if net income growth equals or exceeds 21%. For 2007 and future years, different performance goals and measures may be established by the Compensation Committee.

The employment agreement with Mr. Tocci prohibits him from competing with us for a period of one year following the termination of his employment for any reason. Mr. Tocci’s agreement also entitles him to receive a severance payment if: (a) we refuse to renew his agreement for any reason other than cause, (b) Mr. Tocci terminates his employment for good reason or (c) we notify Mr. Tocci that we will not renew the agreement upon expiration and Mr. Tocci resigns within thirty days after receipt of this notice. The amount of the severance payment will be equal to the sum of six months salary plus fifty percent of the average annual bonus earned by Mr. Tocci for the two calendar years preceding the termination of his employment. In addition, if the agreement is terminated under the circumstances described in (c) above, Mr. Tocci will also be entitled to the salary payable over the remaining term of his employment agreement, plus a prorated bonus for the year of termination. If following a change of control, Mr. Tocci’s employment is terminated without cause, or if he resigns for good reason, then in lieu of the amounts described above, the severance payment will be equal to (i) the greater of the salary payable over the remaining term of the agreement, or one year’s salary, plus (ii) the average annual bonus earned by Mr. Tocci for the two calendar years preceding the termination.

Michael S. Clementi is employed pursuant to an agreement entered into in July 2002. Under his employment agreement, Mr. Clementi received an annual base salary of $425,000. On March 21, 2006, effective as of January 1, 2006, our Compensation Committee approved an increase of his annual base salary to $475,000. Pursuant to his employment agreement, Mr. Clementi is eligible to receive an annual bonus under the EIP, calculated as a percentage of base salary, upon achievement of certain performance targets. For 2005, the performance targets were based on net income growth and the bonus payout ranged from 9% of base salary if at least 5% net income growth was achieved, to 120% of base salary if net income growth equaled or exceeded 15%. Mr. Clementi earned an annual bonus equal to 120% of base salary for 2005. For 2006, the bonus performance targets are based on net income growth and the bonus payout will range from 15% of base salary if at least 5% net income growth is achieved, to 200% of base salary if net income growth equals or exceeds 21%. For 2007 and future years, different performance goals and measures may be established by the Compensation Committee.

The employment agreement with Mr. Clementi prohibits him from competing with us for a period of one year following the termination of his employment for any reason.

Although our employment agreement with Francis X. Shea expired on August 31, 2005, he continues to be employed by us as Chief Risk and Administrative Officer. On March 21, 2006, effective as of January 1, 2006, our Compensation Committee approved an increase of his annual base salary to $325,000. Mr. Shea is eligible to receive an annual bonus under the EIP, calculated as a percentage of base salary, upon achievement of certain performance targets. For 2005, the performance targets were based on net income growth and the bonus payout ranged from 6% of base salary if at least 5% net income growth was achieved, to 80% of base salary if net income growth equaled or exceeded 15%. Mr. Shea earned an annual bonus equal to 80% of base salary for 2005. For 2006, the bonus performance targets are based on net income growth and the bonus payout will range from 15% of base salary if at least 5% net income growth is achieved, to 150% of base salary if net income growth equals or exceeds 21%. For 2007 and future years, different performance goals and measures may be established by the Compensation Committee.

Under the terms of his prior employment agreement, Mr. Shea is prohibited him from competing with us for a period of one year from the termination of his employment for any reason.

Compensation Committee Interlocks and Insider Participation

During the 2005 fiscal year, none of the members of the Compensation Committee were employed by us and there were no “Compensation Committee Interlocks.”

Compensation Committee Report on Executive Compensation

General. The Compensation Committee is responsible for establishing and administering our executive compensation programs. The Compensation Committee operates under a written charter adopted by the Board.

The Company expects to create exceptional shareholder value for its shareholders through above average corporate growth and profitability. It has a unique business model that involves a minimal amount of fixed assets and expenses but entails high risk and high variability in business conditions. Accordingly, corporate growth and profitability is driven almost entirely by the quality and performance of management.

There are no companies with which to compare the Company’s management compensation with any precision. Other fuel intermediaries are much smaller than, and do not offer as broad a range of services as, the Company. Accordingly, although the Compensation Committee reviews pay levels of publicly held companies of similar size and complexity, it does not rely solely on surveys or publicly available compensation information in developing a compensation philosophy, adopting compensation programs, determining base salaries and making incentive awards.

The Compensation Committee has retained the services of Independent Compensation Committee Adviser, LLC to work solely with the Compensation Committee to provide advice in the design and administration of our executive compensation programs and assist in the evaluation of CEO and senior executive compensation. The Compensation Committee has sole authority to retain and terminate its advisers, and to approve related fees and other retention terms. The Compensation Committee also submits all of its principal actions to the other independent members of the Board for their review and comment.

To aid the Compensation Committee in its responsibility to assure that compensation paid to management is reasonable and equitable, tally sheets are prepared and reviewed annually for each of the Company’s Chief Executive Officer and the four other highest paid executive officers of the Company (the “Named Executive Officers”). These reports reflect all components of their compensation for the period 2000 through 2005, including salary, bonus, equity and long-term compensation, accumulated realized and unrealized stock option and restricted stock gains, the number of shares retained from option exercises and vesting of restricted stock, the number of shares owned in comparison to our stock ownership requirements, and the value of all perquisites. For the Chief Executive Officer and the Chief Operating Officer, the reports also included the maximum payout obligations, including the value of equity assuming estimated growth rates, under several potential severance and change-in-control scenarios. These reports were reviewed with the other independent directors of the Board.

The Company’s compensation programs are designed to attract, motivate, reward and retain the exceptional management talent that is required to achieve above average corporate growth and profitability while maintaining a reasonable relationship to the level of shareholder value created.

Compensation Strategy and Components. The Compensation Committee believes that, while the Named Executive Officers should be paid competitive base salaries, increases in salary should not be the primary means of recognizing their talent and performance. To align their total compensation with the performance of the Company, the Named Executive Officers are eligible for annual bonuses under the World Fuel Services Corporation 2003 Executive Incentive Plan (“EIP”) for achieving incremental increases in profitability and other objectives. In addition, to align management’s interests with those of shareholders, the Named Executive Officers receive periodic grants of SSARs (described above) and restricted stock awards under the 2001 Omnibus Plan (“Omnibus Plan”) for achieving challenging increases in profitability and other objectives.

The Compensation Committee intends the Named Executive Officers to have fully competitive total compensation (i.e. salary + annual bonus award + equity-based award) opportunities. The design of the annual bonus and equity-based award programs is intended to provide sufficient leverage to provide top decile total compensation (as defined in the Summary Executive Compensation Table above) where the concomitant corporate performance goals have been achieved. In keeping with a philosophy that senior executive compensation should be variable with corporate performance, the Company does not maintain pension or other retirement plans and provides minimal perquisites and only standard employee benefits.

High variability in business conditions makes it difficult to choose and set long-term performance goals. Accordingly, the Compensation Committee believes that periodic goal-setting and achievement, rather than relative performance measurement, should be the foundation for executive compensation programs and that performance should be measured and rewarded primarily over annual periods. However, vesting periods for equity-based awards should be longer in order to provide forward-looking compensation that promotes retention of key management personnel and provides further incentive for creating shareholder value.

The Compensation Committee believes that, over the long term, the Company’s stock price is a good indicator of management’s success in creating shareholder value, particularly because of a heavy concentration of sophisticated (i.e. institutional) ownership. Accordingly, the Compensation Committee believes that equity-based awards are appropriate long-term incentive compensation vehicles.

The Compensation Committee also believes that, as with most companies, the Company’s stock price over the long term is primarily driven by the growth in earnings per share (“EPS”). In the Company’s case this is particularly true because the capital infusions needed to finance expansion have historically taken the form of new equity issuances, making it incumbent upon the Company to grow net income in order to ameliorate any resulting dilution of EPS. However, from year to year, the Company’s EPS and its stock price are volatile and can be greatly influenced by market conditions, oil price fluctuations, stock repurchases and other extraneous factors, with its stock price often moving in the same direction as energy stocks, even though the impact of oil price changes on Company performance is limited. Other measures of economic value or capital efficiencies are difficult to devise and administer (i.e. high variability in business conditions make setting long-term goals extremely difficult and inaccurate).

The Compensation Committee determined that annual performance goals for both annual bonuses under the EIP and equity-based awards under the Omnibus Plan shall be set in terms of net after-tax earnings because achieving sustained earnings growth is fundamental to creating shareholder value. However, the Compensation Committee reserves the right to make final determinations at the end of the annual performance periods that annual bonuses under the EIP should be reduced below the level that would otherwise result from strict adherence to its performance goal formula and will review total shareholder return in making such final determinations.

The Compensation Committee annually reviews the total compensation (as defined in the Summary Executive Compensation Table above) of the five Named Executive Officers to assure that it is limited to not more than what the Compensation Committee determines to be a reasonable percentage of the Company’s annual net after-tax earnings at various levels of such earnings. In addition, under the EIP, the annual bonus award to any individual executive may not exceed $1.5 million.

Under the Omnibus Plan, the Compensation Committee may not cancel outstanding stock options for the purpose of replacing or re-granting at lower prices.

Stock Ownership and Holding Requirements. In 2002, the Compensation Committee established stock ownership requirements for all executives that participate in the EIP, based on multiples of base salary. In 2005, the Compensation Committee reviewed current market practice and determined that the requirement for our Chief Executive Officer and Chief Operating Officer should be increased from three to five times their base salary. The requirement for the other three Named Executive Officers was increased from one to three times their base salary. While the Compensation Committee established December 31, 2006 for achievement of the increased requirements, all five Named Executive Officers were in compliance with the increased ownership requirements at December 31, 2005.

In addition, the Compensation Committee determined that, beginning with equity grants awarded in 2005, recipients are required to hold, for a period of five years, 50% of the net shares received (after payment of the option exercise price and any applicable taxes) from the exercise of stock options or SSARs or the vesting of restricted stock.

Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code precludes us from taking a deduction for compensation in excess of one million dollars for any of the Named Executive Officers, unless the compensation meets certain requirements for performance-based compensation. It is our policy to qualify, to the extent deemed reasonable by the Compensation Committee, the compensation of the Named

Executive Officers for deductibility under Section 162(m). Accordingly, both annual bonuses and long-term incentive awards, or “LTIPs,” under the EIP and equity-based awards under the Omnibus Plan are intended to qualify for the performance-based exception so that all compensation paid to Named Executive Officers in excess of one million dollars will be deductible.

Compensation Paid for 2005. In 2005, due to various business and financial matters occupying the board, the Compensation Committee was delayed in granting equity-based awards and, therefore, did not base such awards on performance goals for the entire year. Rather, the Compensation Committee made the equity-based awards it granted to the Named Executive Officers subject to the achievement of specified goals for growth in net after-tax earnings during the final nine months of 2005. The Company achieved an increase in net after-tax earnings during the performance period that exceeded the maximum goal, and, accordingly, each award will vest in full in three equal installments over a period of three years beginning January 1, 2006. The first installment will vest on January 1, 2007.

Recipients of equity-based awards were permitted to make an advance election (in accordance with income tax requirements) to receive their equity awards in the form of restricted stock, SSARs or a combination of restricted stock and SSARs. The ratio for such conversions was 3.5 SSARs for each share of restricted stock that would otherwise have been awarded.

As a result of such elections, Messrs. Stebbins and Kasbar each received their equity-based awards in the form of SSARs. The other Named Executive Officers received awards of SSARs, restricted shares, or a combination thereof, in accordance with their advance elections, as reflected in the Summary Executive Compensation Table.

Due to an increase in the disparity between the growth rates of net income and diluted earnings per share, in September 2004 the Compensation Committee canceled the LTIPs that the Compensation Committee had approved in 2003 for the three-year performance period commencing January 2004 and suspended future LTIP awards. The LTIPs were based upon compound average annual growth rates (“CAGR”) for net income over rolling three-year performance periods. The LTIP award for the three-year performance period commencing January 2003 was left in effect and resulted in a payout in early 2006 at the maximum level, since the CAGR in net income over the performance period exceeded 21%.

Compensation Actions Taken During 2006. During 2005 and continuing through 2006, the Compensation Committee conducted an extensive review of our compensation philosophy, with the intention of adding emphasis to our pay-for-performance approach, promoting retention of key senior executives and motivating them to produce sustained shareholder value over the long term. At the Compensation Committee’s request, Messrs. Stebbins and Kasbar provided input to the Compensation Committee in connection with its review.

As a result of that review, the Compensation Committee decided that it would make up-front awards of restricted stock or SSARs, or both, as elected in advance by individual Named Executive Officers, in lieu of the next five annual awards under the Omnibus Plan and that the amounts of such up-front awards would not exceed 80% of an amount equal to five times the maximum annual award that could otherwise be made to the Named Executive Officers based upon achievement of annual performance goals under the prior version of our compensation philosophy.

The Compensation Committee determined that, in order to promote retention of key senior executives and motivate them to produce sustained shareholder value over the long term, a minimum of one-half of the total dollar value of equity-based awards should not be based upon annual performance goals, but rather should be set in terms of CAGR in EPS over a period of three years. Since SSARs are self-regulating, in the sense that their ultimate value to recipients is determined by the Company’s stock price which over the long term is largely a function of EPS growth, and in view of the difficulty of setting long-term performance goals, the Compensation Committee determined that these equity-based awards should take the form of SSARs. The executive would earn 50% of the SSAR award if the CAGR in EPS is at least 7.5% and 100% of the SSAR award if the CAGR in EPS is 15% or higher. To the extent that these goals for EPS growth are achieved and the SSARs are thereby earned, they will vest immediately after the three-year performance period. The SSARs will expire five years after they are granted (two years after completion of the three-year performance period).

In order to further promote retention of key senior executives, the Compensation Committee determined that the remainder of equity-based awards should be in the form of a five-year restricted stock award, divided into five segments each consisting of an equal number of shares. Each segment will be earned based upon achievement of one of five successive annual net after-tax earnings growth goals during the five-year performance period that starts at the same time as the three-year performance period applicable to SSARs. The executive would earn approximately 30% of the segment if the annual net after-tax earnings growth is at least 11.5%, and 100% of the segment if the annual net after-tax earnings growth is 21% or higher. To the extent that such annual net after-tax earnings growth goals are achieved and each segment of restricted shares is earned, they will vest immediately after the five-year performance period.

The Compensation Committee decided that recipients of equity-based awards should be permitted to make an advance election (in accordance with income tax requirements) to convert one-half of the restricted stock portion of their awards into additional awards of SSARs. The ratio for such conversions would be three SSARs for each share of restricted stock that would otherwise have been awarded. The result of such an election would be that the recipient’s equity-based award would consist of 75% SSARs and 25% restricted stock, rather than 50/50. All of the recipients elected this conversion option.

In March 2006, the Compensation Committee approved up-front awards of restricted stock or SSARs, or both, as elected in advance by individual Named Executive Officers. The Compensation Committee also reviewed the salary and bonus levels of the Named Executive Officers, noting that the salaries of Messrs. Stebbins and Kasbar had remained unchanged at $525,000 since 2002, a period during which the company’s after-tax net income grew more than 21 percent annually. The Compensation Committee approved an increase in their salaries to $575,000, effective January 1, 2006, and an increase in their maximum bonus opportunity from 200% to 225% of base salary. Taking into account the recommendations of Messrs. Stebbins and Kasbar, the Compensation Committee also approved changes in the salary and bonus arrangements for the other three Named Executive Officers as described in the “Executive Employment Agreements” section of this Proxy.

All of the above changes were reviewed and agreed to by the other independent directors.

Chief Executive Officer and Chief Operating Officer Compensation. Recognizing the 18-year relationship (dating from the formation of Trans-Tec Services, Inc., which was acquired by us in 1995) between Mr. Stebbins, Chairman and Chief Executive Officer, and Mr. Kasbar, President and Chief Operating Officer, and their partnership approach to the management of the Company, the Compensation Committee has consistently set their compensation at the same level. As noted above, the Compensation Committee reviewed their salary levels and approved increases to $575,000.

The 2005 annual cash incentive award for each executive, shown in the Summary Executive Compensation Table, was based on the achievement of annual growth in after-tax net earnings, which exceeded the level required for maximum awards under the EIP. As a result these executives earned the maximum annual bonus of 200% of base salary pursuant to the EIP.

Both executives received SSAR awards, which are described above and reflected in the Summary Executive Compensation Table.

John R. Benbow, Chairman

Jerome Sidel, Member

Ken Bakshi, Member

Stock Performance Graph

In accordance with SEC regulations, the following graph compares the cumulative total shareholder return to our shareholders, during 2003, 2004 and 2005 to the Russell 2000 Index and the Standard & Poor’s Energy Index. The graph assumes an initial investment of $100 on March 31, 2000 and reinvestment of all dividends. Prices have been adjusted for all stock splits. These indices relate only to stock prices and do not purport to afford a direct comparison of our business or financial performance and the companies included in such indices.

	Cumulative Total Return
	3/00	3/01	3/02	12/02	12/03	12/04	12/05
WORLD FUEL SERVICES CORPORATION	100.00	133.92	283.38	299.28	501.57	741.34	1,008.98
RUSSELL 2000	100.00	84.67	96.51	73.80	108.68	128.60	134.45
S & P ENERGY	100.00	105.88	110.65	90.00	113.07	148.73	195.38

Copyright© 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved

www.researchdatagroup.com/S&P.htm

EQUITY COMPENSATION PLANS

Share-Based Payment Plans. The following table summarizes the stock options and SSARs outstanding as of May 1, 2006 and December 31, 2005, under our existing stock compensation plans. The weighted average remaining contractual life as of May 1, 2006 was 2.7 years for the outstanding options and 4.6 years for the outstanding SSARs, or an aggregate of 3.4 years for both the outstanding options and SSARs. As of December 31, 2005, the weighted average remaining contractual life was 3.0 years for the outstanding options and 4.3 years for the outstanding SSARs, or an aggregate of 3.2 years for both the outstanding options and SSARs.

Plan name or description (1)	(a) Number of securities to be issued upon exercise of outstanding options or conversion of outstanding SSARs	(b) Weighted-average exercise price of outstanding options and SSARs	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
May 1, 2006
2001 Omnibus Plan (2)	1,983,000	$22.73	—
1996 Employee Stock Option Plan (3)	745,000	6.56	—
1993 Non-Employee Directors Stock Option Plan (4)	210,000	18.01	43,000

	2,938,000	18.21	43,000

December 31, 2005
2001 Omnibus Plan (2)	1,315,000	$16.17	739,000
1996 Employee Stock Option Plan (3)	788,000	6.67	—
1993 Non-Employee Directors Stock Option Plan (4)	235,000	16.93	43,000

	2,338,000	13.04	782,000

(1)	All share-based payment plans described in this table were approved by shareholders.
(2)	Under the 2001 Omnibus Plan, at May 1, 2006 and December 31, 2005, outstanding options expire between September 2006 and January 2010. Outstanding SSARs at May 1, 2006 expire between January 2010 and March 2011 whereas outstanding SSARs at December 31, 2005 expire between January 2010 and July 2010.
(3)	The 1996 Employee Stock Option Plan was replaced by the 2001 Omnibus Plan. Outstanding options at May 1, 2006 and December 31, 2005 under the 1996 Plan expire between January 2008 and October 2011.
(4)	Under the 1993 Non-Employee Directors Stock Option Plan, outstanding options at May 1, 2006 expire between August 2007 and June 2010 whereas outstanding options at December 31, 2005 expire between August 2006 and June 2010.

Restricted Stock Grants. Since 2001, we granted restricted stock to our employees under the 2001 Omnibus Plan. In addition, in 2004, we granted restricted stock in connection with the acquisition of Tramp Holdings Limited (“Tramp Oil”) in 2004. As of May 1, 2006, we had 467,000 shares of outstanding restricted stock vesting between January 2009 and March 2011. As of December 31, 2005, we had 428,000 shares of outstanding restricted stock vesting between January 2006 and June 2009.

PROPOSAL NO. 2—APPROVAL AND ADOPTION OF WORLD FUEL SERVICES CORPORATION

2006 OMNIBUS PLAN

Background

On May 5, 2006, the Company’s Board of Directors (the “Board”) adopted the World Fuel Services Corporation 2006 Omnibus Plan (the “2006 Plan”), and recommended that it be submitted to the Company’s shareholders for their approval at the next annual meeting.

Purpose

The purpose of the 2006 Plan is to: (i) attract and retain persons eligible to participate in the 2006 Plan; (ii) motivate participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock (the “Stock”); and thereby promote the long-term financial interests of the Company and its subsidiaries (the “Subsidiaries”), including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

The effective date of the 2006 Plan (the “Effective Date”) is the date on which the 2006 Plan is approved by the Company’s shareholders.

The 2006 Plan is intended to replace the World Fuel Services Corporation 2001 Omnibus Plan, the 1993 Non-Employee Directors Stock Option Plan, and any other prior long-term incentive plan maintained by the Company (the “Prior Plans”). If the shareholders of the Company approve the 2006 Plan, no further awards will be made under the Prior Plans.

Shareholder approval of the 2006 Plan is required (i) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as described below, (ii) to comply with the incentive stock options rules under Section 422 of the Code, and (iii) for purposes of complying with the shareholder approval requirements for the listing of shares on the New York Stock Exchange.

The following is a summary of certain principal features of the 2006 Plan. This summary is qualified in its entirety by reference to the complete text of the 2006 Plan. Shareholders are urged to read the actual text of the 2006 Plan in its entirety which is set forth as Appendix A to this proxy statement.

Administration

The 2006 Plan is to be administered by the Compensation Committee of the Board (the “Committee”). The Committee shall be selected by the Board, and shall be comprised solely of two or more members of the Board, each of whom shall be (i) an “outside director”, within the meaning of Section 162(m) of the Code, and (ii) “independent”, within the meaning of the rules of the New York Stock Exchange or, if the shares of Stock are not listed for trading on the New York Stock Exchange, under the rules of the NASDAQ Stock Market (each an “Independent Director”). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the 2006 Plan that otherwise would be the responsibility of the Committee; provided, however, that in that event, any such action taken by the Board shall require the approval of at least a majority of the Independent Directors. Subject to the terms of the 2006 Plan, the Committee is authorized to select eligible persons to receive awards, determine the time or times of receipt, the types of awards and the number of shares of Stock covered by the awards, to establish the terms, conditions, performance and vesting criteria, restrictions, terms of exercise and the settlement, and other provisions of such awards, and to cancel or suspend awards. The Committee also has full and complete authority and discretion to interpret the 2006 Plan, and to make all other determinations that may be necessary or advisable for the administration of the 2006 Plan.

In no event, however, does the Committee have the power to reprice options or SARs with an exercise price that is less than the original exercise price. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

Eligibility

The persons eligible to receive awards under the 2006 Plan are the employees, officers, and members of the Board of the Company or any Subsidiary, or any consultant or other person who performs services for the Company or any Subsidiary.

Types of Awards

Under the 2006 Plan, the Committee is authorized to grant stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, other stock based awards, performance shares and performance units.

Stock Options and SARs

The Committee is authorized to grant both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of Stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by the Committee, but may not be less than the fair market value of a share of Stock on the date of grant. For purposes of the 2006 Plan, the fair market value of a share of Stock as of any given date is the closing sales price per share of Stock as reported on the principal securities exchange or market on which Stock is then listed or admitted to trading on the date that is immediately prior to the date as of which such value is being determined or, if there is no sale on that date, then on the last previous business day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Committee, provided, however, that in no event can an Option or SAR remain exercisable after the seven-year anniversary of the date of grant. Methods of exercise and settlement and other terms of the options and the SARs are determined by the Committee. The Committee, thus, may permit the exercise price of options awarded under the 2006 Plan to be paid in cash or in the discretion of the Committee, either by tendering shares of Stock (by actual delivery or attestation), or by the withholding of shares that otherwise would be delivered as a result of the exercise of the Option, in each case valued at fair market value as of the day of exercise, or any combination thereof, as determined by the Committee.

Restricted Stock and Restricted Stock Units

Restricted stock are shares of Stock which may not be sold or disposed of, and which shall be subject to such risks of forfeiture and other restrictions as the Committee may impose. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the Committee. An award of a restricted stock unit confers upon a participant the right to receive shares of Stock at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an award of a restricted stock unit carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below. Restricted stock awards subject to the achievement of performance objectives must be subject to a minimum vesting period of 1 year. Restricted stock awards not subject to the achievement of performance objectives must be subject to a minimum vesting period of 3 years (provided that a pro-rata portion of such awards may vest each year during the vesting period). Notwithstanding the foregoing, up to 10% of the shares of Stock under the 2006 Plan may be granted as restricted stock awards free of any vesting requirements, provided, however, that shares of Stock issued to eligible persons pursuant to their election to receive shares of Stock in lieu of cash compensation shall not count against this limit.

Dividends and Dividend Equivalents

Any award under the 2006 Plan may provide the participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of Stock subject to the award (which payments may be made currently or be deferred, and may be settled in cash or Stock, as determined by the Committee).

Other Stock-Based Awards

The Committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Stock. The Committee determines the terms and conditions of such awards (including without limitation any award of shares of Stock that is not subject to any vesting or other restrictions and any awards of shares of Stock in lieu of obligations to pay cash or deliver other property under the 2006 Plan or under any other plan or compensatory arrangements).

Performance Shares and Performance Units

The Committee is authorized to grant performance-based awards to participants on terms and conditions established by the Committee. The performance measures to be achieved during any performance period and the length of the performance period is determined by the Committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares of Stock (in which case they are referred to as performance shares) or by reference to a designated amount of cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the Committee. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Section 162(m) of the Code. For purposes of Section 162(m), the term “covered employee” means the Company’s chief executive officer and each other person whose compensation is required to be disclosed in the Company’s filings with the SEC by reason of that person being among the four highest compensated officers of the Company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee and not the Board.

If and to the extent that the Committee determines that any award is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code, one or more of the following business criteria for the Company, on a consolidated basis, and/or for any Subsidiary, or for business or geographical units of the Company and/or any Subsidiary (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance measures for awards under the 2006 Plan: (1) earnings per share or diluted earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on assets, net assets, investment, capital, operating revenue equity, or sales; (6) economic value added; (7) direct contribution; (8) income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital or working capital management, including inventory turnover and days sales outstanding; (10) management of fixed costs or variable costs; (11) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction, (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) stock price; and/or (19) funds from operations. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are selected by the Committee. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award, but may not exercise any discretion to increase any such amount.

Other Terms of Awards

Awards may be settled in the form of cash, shares of Stock, other awards, or any combination thereof, as the Committee shall determine. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, which may include the payment or crediting of interest or dividend equivalents on deferred amounts, and may include such credits into deferred Stock equivalents. The Committee may condition the delivery of any shares or benefits under the 2006 Plan on satisfaction of the applicable tax withholding obligations, and may permit such withholding obligations to be satisfied through cash payment by the participant, the surrender of shares of Stock which the participant already owns, the withholding of shares of Stock that otherwise would have been delivered pursuant to the award, or the surrender of shares of Stock to which the participant is otherwise entitled under the 2006 Plan. Except as otherwise provided by the Committee, awards under the 2006 Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution.

Acceleration of Vesting Upon Change in Control

Except as otherwise provided in the 2006 Plan, the Committee in its discretion may provide in the award agreement relating to the applicable award that, upon the occurrence of a Change in Control, all outstanding options and SARs will become fully exercisable, and all stock units, restricted stock units, other stock awards, performance shares and performance units will become fully vested.

The term “Change in Control” is defined in the 2006 Plan means any one of the following events:

(a) any person or “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan or plans of the Company and its Subsidiaries, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or

(b) any merger, consolidation, reorganization or similar event of the Company or any of its subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

(c) the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Board” generally and as of the Effective Date the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(d) there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

Shares Available for Awards; Annual Per-Person Limitations

The maximum total number of shares of Stock that may be delivered to participants and their beneficiaries under the 2006 Plan is equal to the sum of (i) 1,500,000 shares of Stock; (ii) any shares of Stock available for future awards under the Prior Plans as of the Effective Date; (iii) and any shares of Stock that are represented by awards granted under the 2006 Plan or the Prior Plans which are forfeited, expired or are cancelled without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company. If the exercise price of any option granted under the 2006 Plan or any Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or the withholding of shares of Stock that otherwise would have been delivered as a result of the exercise of the option, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the 2006 Plan. If and to the extent that shares of Stock are not delivered because an award is settled in cash or shares of Stock are withheld to satisfy applicable tax withholding obligations, those shares are not deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the 2006 Plan. Shares of Stock issued pursuant to awards granted in substitution for awards previously granted by a company acquired by the Company or Subsidiary, or with which the Company or any Subsidiary combines, do not reduce the limit on shares of Stock available for delivery under the 2006 Plan.

The maximum number of shares of Stock that may be issued as a result of the exercise of Incentive Stock Options is 1,500,000 shares.

The maximum number of shares of Stock that may be covered by stock options or stock appreciation rights granted to any one individual with respect to any one fiscal year period (other than awards that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year) is 300,000 shares; and in addition, the maximum number of shares of Stock that may be covered by such awards granted to any one individual that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year is 300,000 shares multiplied by the number of complete fiscal year periods (and fractions thereof) over which the performance criteria are so measured.

No more than 200,000 shares of Stock may be subject to stock unit awards, restricted stock awards, restricted stock unit awards, other stock-based awards and performance share awards that are intended to be “performance-based compensation (as that term is defined for purposes of Section 162(m) of the Code) granted to any one individual with respect to any one fiscal-year period (other than awards that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year); and in addition, the maximum number of shares of Stock that may be covered by such awards granted to any individual that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year is 200,000 shares multiplied by the number of completed fiscal year periods (and fractions thereof) over which the performance criteria are so measured.

The maximum number of shares of Stock that may be issued in conjunction with stock unit awards, restricted stock awards, restricted stock unit awards, other stock-based awards and performance share awards is 1,000,000 shares under the 2006 Plan, provided, however, that shares of Stock issued to eligible persons pursuant to their election to receive shares of Stock in lieu of cash compensation shall not count against this limit.

For performance unit awards that are intended to be “performance-based compensation”, no more than $2,500,000 may be subject to such awards to any one individual during any one fiscal year period; and in addition, the maximum value of any such awards measured based upon the satisfaction of performance criteria over a period of more than one fiscal year is $2,500,000 multiplied by the number of completed fiscal years, and fractions thereof, over which the performance criteria are so measured.

Adjustments

In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the 2006 Plan, including but not limited to, increases in the limitations on the number of shares that may be awarded to individuals or in the aggregate) (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

Amendment and Termination

The Board may, at any time, amend or terminate the 2006 Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected participant (or the participant’s beneficiary if the participant is no longer living) adversely affect the rights of any participant or beneficiary granted under the 2006 Plan prior to the date that the amendment is adopted by the Board. The Board may so amend the 2006 Plan without further stockholder approval, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any securities exchange or quotation system on which shares of Stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2006 Plan which might increase the cost of the 2006 Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable.

The 2006 Plan will be of unlimited duration. However, no awards may be granted under the 2006 Plan after the tenth anniversary of the Effective Date (except for awards granted pursuant to commitments entered into prior to that date).

Federal Income Tax Consequences of Awards

The 2006 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the 2006 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of Stock acquired on exercise of the option over the exercise price. If the optionee is an employee of the Company or a Subsidiary, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of Stock on exercise of an option by delivering shares of Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the optionee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

The 2006 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code (“ISO”). Only employees of the Company or any Subsidiary are eligible to be awarded ISOs under the 2006 Plan. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period (a “Disqualifying Disposition”), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of Stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the optionee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2006 Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2006 Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

The Company may grant SARs separate from any other award (“Stand-Alone SARs”), or in tandem with options (“Tandem SARs”), under the 2006 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of Stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of Stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of Stock over the exercise price.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162(m) Limitations

Section 162(m) to the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Awards granted to employees under the 2006 Plan whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, may, if and to the extent that the Committee determines to do so, be granted in a manner that will qualify as such “performance-based compensation,” so that such awards would not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options under the 2006 Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m).

Code Section 409A

If and to the extent that the Committee believes that any awards may constitute a “nonqualified deferred compensation plan” under Section 409A of the Code, the terms and conditions set forth in any agreement for that award shall be drafted in a manner that is intended to comply with, and those provisions (and the provisions of the 2006 Plan applicable thereto) shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local, foreign and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

New Plan Benefits Table

The following table sets forth certain information with respect to awards to be granted under the 2006 Plan to (i) our Named Executive Officers; (ii) our Named Executive Officers as a group; (iii) our non-employee Directors as a group; and (iv) our non-executive officer employees as a group, if the 2006 Plan is approved by shareholders.

Name and Position	Restricted Stock Fair Value (1)	Restricted Stock Awards		SSAR Fair Value (2)	Securities Underlying SSARs
Paul H. Stebbins Chairman of the Board and Chief Executive Officer	$1,108,316	27,420	(3)	$1,521,399	108,455	(4)

Michael J. Kasbar Director, President and Chief Operating Officer	$1,108,316	27,420	(3)	$1,521,399	108,455	(4)

Robert S. Tocci Executive Vice President and Chief Financial Officer	—	—		—	—

Michael S. Clementi President of World Fuel Services, Inc.	—	—		—	—

Francis X. Shea Executive Vice President and Chief Risk and Administrative Officer	—	—		—	—

Named Executive Officers Group	$2,216,632	54,840		$3,042,798	216,910

Non-Employee Directors Group	—	—		—	—

Non-Executive Officer Employees Group	$529,502	13,100		—	—

(1)	The estimated fair value of the restricted stock was calculated as of May 1, 2006 based on the closing price of $40.42 for our Common Stock on the NYSE on such date.
(2)	The estimated fair value of the SSARs was calculated as of May 1, 2006 using the Black-Scholes option pricing model.
(3)	This Award consists of a four-year restricted stock award, divided into four segments each consisting of 6,855 shares. Each segment will be earned based upon achievement of one of four successive annual net after-tax earnings growth goals during the four-year performance period that starts on January 1, 2007. The executive will earn approximately 30% of the segment if the annual net after-tax earnings growth is at least 11.5%, and 100% of the segment if the annual net after-tax earnings growth is 21% or higher. To the extent that such annual net after-tax earnings growth goals are achieved and each segment of restricted shares is earned, they will vest on December 31, 2010.
(4)	This Award consists of 108,455 SSARs. The Award will be earned based upon achievement of certain compound annual average growth rates in earnings-per share (“CAGR in EPS”) over the three-year performance period that starts on January 1, 2006. The executive will earn 50% of the Award if CAGR in EPS over the three-year performance period is at least 7.5% and 100% of the SSAR award if CAGR in EPS over such period is 15% or higher. To the extent that these goals for EPS growth are achieved and the SSARs are earned, they will vest on December 31, 2008.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF THE WORLD FUEL SERVICES CORPORATION 2006 OMNIBUS PLAN

PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC

ACCOUNTANTS

Introduction

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to act as our independent registered certified public accountants for 2006. A proposal will be presented at the Annual Meeting to ratify this appointment. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered accountants, other independent registered certified public accountants will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage PricewaterhouseCoopers. Even if the appointment of PricewaterhouseCoopers is ratified, the Audit Committee in its discretion may select a different independent registered certified public accountants at any time during the year if it determines that such a change would be in the best interests of World Fuel and its shareholders.

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire, and will be available to respond to questions.

Fees and Services of PricewaterhouseCoopers

The following table presents aggregate fees for professional audit services rendered by our independent registered certified public accountants, PricewaterhouseCoopers, for the audit of our consolidated financial statements for the 2004 and 2005 fiscal years, and fees billed for other services rendered by PricewaterhouseCoopers during those periods.

Services Rendered	2004	2005
Audit Fees	$926,019	$1,461,400
Audit Related Fees	465,000	965,500
All Other Fees	—	17,330

Audit Fees. These amounts represent fees for professional services rendered for the audits of our consolidated financial statements included in our Form 10-K, reviews of the quarterly consolidated financial statements included in our Forms 10-Q, statutory audits, other SEC filings and accounting consultations on matters related to the annual audits or interim reviews. For the 2004 fiscal year, the audit fees also include $500,000 in additional fees for professional services rendered for the reaudit of the financial statements of Tramp Oil, which we acquired in April 2004. The increase in audit fees billed to us in the 2005 fiscal year was principally attributable to additional professional services rendered in connection with our statutory audits, the restatement of our financial statements in the first quarter of 2005, our September 2005 public stock offering and derivative accounting consultations.

Audit-Related Fees. These amounts represent fees for professional services rendered for the assessment of our internal control assertions required by Section 404 of the Sarbanes Oxley Act of 2002 and the audit of the financial statement for our employee benefit plan. The increase in audit-related fees billed to us in the 2005 fiscal year was principally attributable to additional professional services rendered in connection with the 2005 internal control assessment.

All Other Fees. These amounts represent subscription fees for accounting research software.

The Audit Committee approved all services provided by, and all fees paid to, PricewaterhouseCoopers. The Audit Committee has considered the services provided by PricewaterhouseCoopers as described above, and has determined that such services are compatible with maintaining PricewaterhouseCoopers’ independence.

The Audit Committee approved a policy that authorizes the Chairman of the Audit Committee to pre-approve audit and non-audit services to be provided by the independent registered certified public accountants so long as such services: (a) involve fees of less than $10,000, and (b) are subsequently reported to and approved by the full Audit Committee. Pursuant to this policy, all audit and non-audit services to be provided by the independent registered certified public accountants, involving fees of $10,000 or more, must be pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

FOR THE 2006 FISCAL YEAR

PROPOSALS FOR THE 2007 ANNUAL MEETING

In order to be considered for inclusion in the Proxy Statement for the 2007 Annual Meeting, shareholders’ proposals must be received at our principal office, 9800 Northwest 41st Street, Suite 400, Miami, Florida 33178, Attention: Corporate Secretary, no later than January 19, 2007.

OTHER MATTERS

We are not aware of any other matters to be presented for action at the Annual Meeting. If, however, any other matters come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.

APPENDIX A

WORLD FUEL SERVICES CORPORATION

2006 OMNIBUS PLAN

SECTION I

GENERAL

1.1 Purpose. The World Fuel Services Corporation 2006 Omnibus Plan (the “Plan”) has been established by World Fuel Services Corporation (the “Company”), a Florida corporation, to: (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2 Participation. Subject to the terms and conditions of the Plan, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company shall determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3 Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section IV (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section VIII of the Plan).

SECTION II

OPTIONS AND SARS

2.1 Definitions.

(a) An “Option” is a right that entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section II may be either an Incentive Stock Option or a Non-Qualified Stock Option, as determined in the discretion of the Committee. An “Incentive Stock Option” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. Only Employees of the Company or any Subsidiary shall be eligible to be awarded Incentive Stock Options under the Plan. A “Non-Qualified Stock Option” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b) A “Stock Appreciation Right” or “SAR” is a right that entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 4.7), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

2.2 Exercise Price. The “Exercise Price” of each share of Stock purchasable under an Option and each SAR shall be determined by the Committee, provided that such Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Option or SAR and shall not, in any event, be less than the par value of a share of Stock on the date of grant of the Option or SAR. If an Eligible Person owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such person, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a share of Stock on the date that the Incentive Stock Option is granted.

2.3 Exercise. An Option and an SAR shall become exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee, but in no event shall the Option or SAR remain exercisable after the seven-year anniversary of the date of grant.

2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section II shall be subject to the following:

(a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash or, in the discretion of the Committee, either by tendering shares of Stock (by actual delivery of shares or by attestation), or by the withholding of shares of Stock that otherwise would have been delivered as a result of the exercise of the Option, in each case valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5 Settlement of Award. Settlement of Options and SARs is subject to subsection 4.7.

SECTION III

OTHER AWARDS

3.1 Definitions.

(a) A “Stock Unit Award” is the grant of a right to receive shares of Stock in the future.

(b) A “Performance Share Award” is a grant of a right, other than an Option or an SAR, to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c) A “Performance Unit Award” is a grant of a right, other than an Option or SAR, to receive a designated dollar value amount of cash which is contingent on the achievement of performance or other objectives during a specified period.

(d) A “Restricted Stock Award” is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

(e) An “Other Stock-Based Award” is any Award other than an Option, SAR, Stock Unit Award, Restricted Stock Award or Restricted Stock Unit Award, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Stock (including without limitation any award of shares of Stock that is not subject to any vesting or other restrictions and any awards of shares of Stock in lieu of obligations to pay cash or deliver other property under the Plan or under any other plan or compensatory arrangements).

3.2 Restrictions on Awards. Each Stock Unit Award, Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Other Stock-Based Award shall be subject to the following:

(a) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b) The Committee may designate whether any such Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more “Performance Measures”, to the extent required by Code section 162(m). The Performance Measures shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for any Subsidiary, or for business or geographical units of the Company and/or any Subsidiary (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing Performance Measures for such Awards: (1) earnings per share or diluted earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, equity, or sales; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state, federal or foreign and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction, (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) stock price; and/or (19) funds from operations. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are selected by the Committee. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles. For Awards under this Section III intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m). The Committee may, in its discretion, reduce the amount payable with respect to any Awards subject to this Section 3.2(b), but may not exercise any discretion to increase any such amount. No Participant shall receive any payment under the Plan that is subject to this Section 3.2(b) unless the Committee has certified, by resolution or other appropriate action in writing, that the Performance Measures and any other material terms previously established by the Committee, have been satisfied.

3.3 Other Restrictions on Restricted Stock Awards. In addition to any other restrictions set forth in the Plan, Restricted Stock Awards shall be subject to the following:

(a) Restricted Stock Awards subject to the achievement of performance objectives shall also be subject to a minimum vesting period of one (1) year.

(b) Restricted Stock Awards not subject to the achievement of performance objectives shall be subject to a minimum vesting period of three (3) years; provided that a pro-rata portion of such Awards may vest each year during the applicable vesting period.

(c) Notwithstanding 3.3(a) and (b) above, up to ten percent (10%) of the shares of Stock available under the Plan may be granted as Restricted Stock Awards free of any vesting requirements. Shares of Stock issued to Eligible Persons pursuant to their election to receive shares of Stock in lieu of cash compensation shall not count against this limit.

SECTION IV

OPERATION AND ADMINISTRATION

4.1 Effective Dates. The Plan shall be effective as of the Effective Date and shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the tenth anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such date).

4.2 Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 1,500,000 shares of Stock; (ii) any shares of Stock available for future awards under the World Fuel Services Corporation 2001 Omnibus Plan, as amended, the World Fuel Services Corporation 1993 Non-Employee Directors Stock Option Plan, as amended, or any other prior long-term incentive plan adopted by the Company (the “Prior Plans”) as of the Effective Date; and (iii) any shares of Stock that are represented by awards granted under this Plan or any Prior Plans which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company.

(c) To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or the shares of Stock are withheld to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d) If the Exercise Price of any Option granted under the Plan or any Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), or the withholding of shares of Stock that otherwise would have been delivered as a result of the exercise of the Option, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e) Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan.

(i) The maximum number of shares of Stock that may be issued as a result of the exercise of Options intended to be Incentive Stock Options shall be 1,500,000 shares.

(ii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section II (other than Awards that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year) shall be 300,000 shares with respect to any one fiscal-year period; and in addition, the maximum number of shares of Stock that may be covered by such Awards granted to any one individual pursuant to Section II that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year shall be 300,000 shares of

Stock multiplied by the number of complete fiscal year periods (and fractions thereof) over which the performance criteria are so measured. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section III shall be 1,000,000 shares under the Plan. Shares of Stock issued to Eligible Persons pursuant to their election to receive shares of Stock in lieu of cash compensation shall not count against this limit.

(iv) For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Other Stock-Based Awards and Performance Share Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 200,000 shares of Stock may be subject to such Awards granted to any one individual with respect to any one fiscal-year period (other than Awards that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year period); and in addition, the maximum number of shares of Stock that may be covered by such Awards granted to any individual that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year shall be 200,000 shares of Stock multiplied by the number of completed fiscal year periods (and fractions thereof) over which the performance criteria are so measured. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

(v) For Performance Unit Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than $2,500,000 may be subject to such Awards granted to any one individual with respect to any one fiscal-year period (other than Awards that are measured based upon the satisfaction of performance criteria over a period of more than one fiscal year); and in addition, the maximum value of any such Awards measured based upon the satisfaction of performance criteria over a period of more than one fiscal year shall be $2,500,000 multiplied by the number of completed fiscal years, and fractions thereof, over which the performance criteria are so measured. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

(vi) Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares of stock available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for delivery under the Plan; provided that Awards using such available shares of Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees, officers, or members of the board of directors of the Company or Subsidiaries, or consultants or other persons providing services to the Company or any Subsidiary, prior to such acquisition or combination.

(f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include:

(i) adjustment of the number and kind of shares which may be delivered under the Plan, including but not limited to, increases in the limitations set forth in subsection (b) above and paragraphs (i) through (v) of subsection (e) above; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

(g) In light of the adoption of this Plan, no further awards may be made under the Prior Plans (as defined in Section 4.2(b) hereof) after the Effective Date.

4.3 General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.

4.4 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, through the withholding of shares of Stock that otherwise would have been delivered pursuant to the Award, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

4.5 Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6 Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7 Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to applicable law and such rules and procedures as the Committee may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee or its designee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee or its designee shall require.

4.10 Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary regarding the Plan shall be by resolution of the Committee, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange) by one or more duly authorized officers of such company.

4.12 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13 Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.14 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION V

CHANGE IN CONTROL AND ADJUSTMENTS IN CASE OF CERTAIN OTHER TRANSACTIONS

5.1 Change in Control. Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), the Committee in its discretion may provide in the Award Agreement relating to the applicable Award that, upon the occurrence of a Change in Control:

(a) All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b) All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c) All Stock Units, Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units shall become fully vested.

(d) Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, Other Stock-Based Award or Performance Share Award, then each outstanding Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award or Performance Share Award that is assumed or substituted for shall not be accelerated as described in Sections 5.1(a) (b), or (c) unless the award agreement relating to such Award expressly states that such acceleration shall occur notwithstanding any such assumption or substitution. For the purposes of this Section 5.1(d), an Option, SAR, Restricted Stock Award, Restricted Stock Unit, Other Stock-Based Award or Performance Share Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each share of Stock subject to the Option, SAR, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award or Performance Share Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, Other Stock-Based Award or Performance Share Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

5.2 Adjustments in Case of Certain Corporate Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption or substitution for, as those terms are defined in Section 5.1(d) hereof, the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or SARs, shall be measured by the amount, if any, by which the Fair Market Value of a share of Stock exceeds the exercise price of the Option or SAR as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this subsection 5.2 a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

SECTION VI

COMMITTEE

6.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Section VI. The Committee shall be selected by the Board, and shall be comprised solely of two or more members of the Board, each of whom shall be (i) an “outside director”, within the meaning of Section 162(m) of the Code, and (ii) “independent”, within the meaning of the rules of the New York Stock Exchange or, if the shares of Stock are not listed for trading on the New York Stock Exchange, under the rules of the NASDAQ Stock Market (each an “Independent Director”). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee; provided, however, that in that event, any such action taken by the Board shall require the approval of at least a majority of the Independent Directors.

6.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Persons those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance and vesting criteria, restrictions, terms of exercise and settlement, and other provisions of such Awards, and (subject to the restrictions imposed by Section VII) to cancel or suspend Awards.

(b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee will have full and complete authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan; it being the intention of the Plan that the Committee have the utmost authority and discretion permitted by law in making decisions and performing its other functions under the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

(f) In no event, however, shall the Committee have the power to cancel outstanding Options or SARs for the purpose of repricing or otherwise replacing or re-granting such Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR.

6.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

6.4 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

6.5 Limitation of Liability. The Committee, each member thereof, and any other person acting pursuant to authority delegated by the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer or employee of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee or any other person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company acting at the direction or on behalf of the Committee or other delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

6.6 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

6.7 Code Section 409A. If and to the extent that the Committee believes that any Awards may constitute a “nonqualified deferred compensation plan” under Section 409A of the Code, the terms and conditions set forth in any agreement for that Award shall be drafted in a manner that is intended to comply with, and those provisions (and the provisions of the Plan applicable thereto) shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code.

SECTION VII

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 4.2(f) or Section 5.2 shall not be subject to the foregoing limitations of this Section VII. Notwithstanding the foregoing, approval of the Company’s shareholders shall be required for any amendment or alteration of the Plan if such shareholder approval is required by any federal or state law or regulation (including without limitation, Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act’) or Section 162(m) of the Code or the rules of any securities exchange or automated quotation system or which the shares of Stock may then be listed or quoted). Unless otherwise determined by the Committee, any amendments to the Plan will apply prospectively only.

SECTION VIII

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Award. The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Other Stock-Based Awards.

(b) Board. The term “Board” shall have the meaning set forth in Section 1.2.

(c) Change of Control. For purposes of this Plan, a “Change of Control” means any one of the following events:

(i) any person or “group” as defined in Section 13(d)(3) of the Exchange Act, but excluding any employee benefit plan or plans of the Company and its subsidiaries, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or

(ii) any merger, consolidation, reorganization or similar event of the Company or any of its subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

(iii) the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Board” generally and as of the Effective Date the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iv) there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

(d) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e) Committee. The term “Committee” shall have the meaning set forth in Section 1.2.

(f) Company. The term “Company” shall have the meaning set forth in Section 1.1.

(g) Effective Date. The term “Effective Date” means the date on which this Plan is approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Sections 162(m) (if applicable) and 422 of the Code, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any securities exchange or automated quotation system on which the Stock may be listed or quoted, and any other laws, regulations and obligations of the Company applicable to the Plan.

(h) Eligible Person. The term “Eligible Person” means any employee, officer or member of the board of directors of the Company or a Subsidiary, or any consultant or other person who performs services for the Company or any Subsidiary.

(i) Exercise Price. The term “Exercise Price” shall have the meaning set forth in Section 2.2.

(j) Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:

(i) If the principal market for the Stock is a national securities exchange or the NASDAQ stock market, then the “Fair Market Value” as of that date shall be the closing sales price of the Stock on the immediately preceding trading day on the principal exchange or market on which the Stock is then listed or admitted to trading.

(ii) If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ stock market, the average between the highest bid and lowest asked prices for the Stock on such immediately preceding trading day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii) If the day is not a trading day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier trading day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(k) Incentive Stock Option. The term “Incentive Stock Option” shall have the meaning set forth in Section 2.1(a).

(l) Independent Director. The term “Independent Director” shall have the meaning set forth in Section 6.1.

(m) Non-Qualified Stock Option. The term “Non-Qualified Stock Option” shall have the meaning set forth in Section 2.1(a).

(n) Option. The term “Option shall have the meaning set forth in Section 2.1(a).

(o) Other Stock-Based Award. The term “Other Stock-Based Award” shall have the meaning set forth in Section 3.1(e).

(p) Participants. The term “Participants” shall have the meaning set forth in Section 1.2.

(q) Performance Measure. The term “Performance Measure” shall have the meaning set forth in Section 3.2(b).

(r) Performance Share Award. The term “Performance Share Award” shall have the meaning set forth in Section 3.1(b).

(s) Performance Unit Award. The term “Performance Unit Award” shall have the meaning set forth in Section 3.1(c).

(t) Plan. The term “Plan” shall have the meaning set forth in Section 1.1

(u) Restricted Stock Award. The term “Restricted Stock Award” shall have the meaning set forth in Section 3.1(d).

(v) Restricted Stock Unit Award. The term “Restricted Stock Unit Award” shall have the meaning set forth in Section 3.1(d).

(w) SAR. The term “SAR” shall have the meaning set forth in Section 2.1(b).

(x) Stock Appreciation Right. The term “Stock Appreciation Right” shall have the meaning set forth in Section 2.1(b).

(y) Stock Unit Award. The term “Stock Unit Award” shall have the meaning set forth in Section 3.1(a).

(z) Subsidiary. The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.

(aa) Substitute Awards. The term “Substitute Awards” means Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(bb) Stock. The term “Stock” means shares of common stock, par value $.01 per share, of the Company.

ANNUAL MEETING OF SHAREHOLDERS OF

World Fuel Services Corporation

June 20, 2006

Please date, sign and mail your proxy card in the

envelope provided as soon as possible

¯    Please detach along perforated line and mail in the envelope provided.    ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:	NOMINEES:		2.	To approve and adopt the World Fuel Services Corporation 2006 Omnibus Plan	☐	☐	☐
	O Paul H. Stebbins
☐ FOR ALL NOMINEES	O Michael J. Kasbar
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Ken Bakshi O John R. Benbow O Richard A. Kassar O Myles Klein O J. Thomas Presby O Stephen K. Roddenberry O Jerome Sidel		3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accountants for the 2006 fiscal year	☐	☐	☐
			4.	In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER

DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION

IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR ALL

OTHER PROPOSALS DESCRIBED HEREIN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐

Signature of Shareholder	Date	Signature of Shareholder	Date

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

WORLD FUEL SERVICES CORPORATION

Annual Meeting of Shareholders

of World Fuel Services Corporation

to be Held on June 20, 2006

The undersigned hereby appoints Paul H. Stebbins and Michael J. Kasbar, and each of them severally, as proxies, each with the power to appoint a substitute, and to vote, as designated on the reverse side, all of the shares of Common Stock of World Fuel Services Corporation held of record on May 9, 2006 by the undersigned at the Annual Meeting of Shareholders to be held on June 20, 2006 or any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be Signed on Reverse Side)